UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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Suffolk Bancorp

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 19, 2014

To Shareholders of Suffolk Bancorp:

Notice is hereby given that the annual meeting of shareholders of Suffolk Bancorp, a New York corporation (the “Company”), will be held at The Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York, on April 29, 2014 at 10:00 a.m. (Eastern Daylight Time) for the purpose of considering and voting upon the following matters:

1.	The election of three directors to hold office for three years or until their successors shall have been duly elected and qualified;

2.	The advisory, non-binding resolution to approve our 2013 executive compensation;

3.	The Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan;

4.	The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014; and

5.	Any other business which may be properly brought before the meeting or any adjournment thereof.

The Board of Directors of the Company has fixed the close of business on March 11, 2014 as the record date for determination of shareholders entitled to notice of and to vote at the meeting, and only shareholders of record on said date will be entitled to receive notice of and to vote at said meeting.

By Order of the Board of Directors

PATRICIA M. SCHAUBECK
Corporate Secretary

IMPORTANT – WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT, PLEASE VOTE PROMPTLY BY SUBMITTING YOUR PROXY BY INTERNET, PHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PAGE LEFT BLANK INTENTIONALLY.

4 West Second Street, P.O. Box 9000
Riverhead, New York 11901
(631) 208-2400
www.suffolkbancorp.com

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
To be Held April 29, 2014

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Suffolk Bancorp, a New York corporation (the “Company”), of proxies to be voted at the annual meeting of shareholders to be held at 10:00 a.m. (Eastern Daylight Time) on April 29, 2014 at The Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York 11901. This Proxy Statement, together with the enclosed proxy card, is first being sent to shareholders on or about March 19, 2014.

Voting Instructions

If you hold your shares in your own name as an owner of record, you may vote your shares either in person or by proxy.  If you wish to vote by proxy, you must do one of the following:

•	Complete the enclosed proxy card and mail it in the envelope provided.

•	Use the Internet to vote at www.voteproxy.com. Please have your proxy card in hand as you will be prompted to enter the Company number and your account number to submit an electronic vote. The deadline for Internet voting is 11:59 p.m., Eastern Daylight Time, on April 28, 2014.

•	Use any touch-tone telephone to vote by calling 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from outside of the United States. Please have your proxy card in hand as you will be prompted to enter the Company number and your account number to submit your vote. The deadline for telephone voting is 11:59 p.m., Eastern Daylight Time, on April 28, 2014.

If you wish to vote your shares in person, you can do so by attending the annual meeting.  Returning your proxy card will not prevent you from voting in person if you attend the annual meeting.

If you hold your shares through a bank, broker or other third party, that party will forward proxy materials and voting instructions that you must follow in order to vote your shares.

Revocability of Proxy

Any shareholder executing a proxy that is solicited in this Proxy Statement has the power to revoke it by giving written notice to the Secretary of the Company at any time prior to the exercise of the proxy. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices at Suffolk Bancorp, 4 West Second Street, P.O. Box 9000, Riverhead, New York 11901, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Persons whose shares are held for their benefit by a bank, broker, or other third party are reminded that they must obtain a legal proxy from that third party in order to revoke prior proxies submitted through that third party, or to vote those shares at the meeting of shareholders, and must present that legal proxy to the Inspector of Election prior to exercising that proxy.

If you use the Internet, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on April 28, 2014.

If you vote by telephone, you can change your vote by using the toll free telephone number shown on your proxy card. The telephone system is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on April 28, 2014.

Persons Making the Solicitation

The proxy solicitation is being made by our Board of Directors. Proxies may also be solicited by our officers and employees, as well as those of The Suffolk County National Bank (the “Bank”), which is a wholly-owned subsidiary of the Company. Such solicitation may be done personally, or by telephone or electronically, but such directors, officers, and employees will receive no additional compensation for these services. Copies of proxy material will be furnished to brokerage houses, fiduciaries, and custodians to be forwarded to the beneficial owners of the Company’s common stock.  The Company will bear all costs and expenses of the solicitation.

Internet Availability of Proxy Materials

The Company’s Proxy Statement and Annual Report to shareholders for the year ended December 31, 2013 are available on the Company’s website at www.suffolkbancorp.com.

Voting Securities and Principal Holders Thereof

As of March 11, 2014, there were 11,573,014 shares of common stock, $2.50 par value per share, of the Company (the “Common Stock”) outstanding. Only shareholders of record at the close of business on March 11, 2014 are entitled to notice of and to vote at the annual meeting. Each shareholder of record on that date is entitled to one vote for each share held. Shareholders do not have cumulative voting rights in the election of directors.

All properly completed and unrevoked proxies that are received prior to the close of voting at the meeting will be voted in accordance with the instructions made. If you return an executed proxy card without marking your instructions, your executed proxy will be voted FOR the election of the nominees set forth in this Proxy Statement as directors of the Company; FOR the advisory, non-binding resolution to approve the Company’s 2013 compensation program for its named executive officers; FOR the Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan; and FOR the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

The Board of Directors knows of no other business to be presented at the meeting.  If any matters other than those set forth above are properly brought before the meeting, the individuals named in your proxy card may vote your shares in their discretion.

To the best knowledge of the Company, the following table presents the total number of shares and percent beneficially owned by shareholders who own more than 5 percent of the Company’s Common Stock as of March 11, 2014:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

The Banc Funds Company, L.L.C.	1,043,643 (2)	9.02%
20 North Wacker Drive, Suite 3300
Chicago, IL 60606

BlackRock, Inc.	771,285 (3)	6.66%
40 East 52nd Street
New York, NY 10022

(1) There were 11,573,014 shares of Common Stock outstanding as of March 11, 2014. The "Percent of Class" for each of the shareholders in the table was calculated by using the disclosed number of beneficially owned shares of Common Stock as the numerator and the number of the Company's outstanding shares of Common Stock as of March 11, 2014 as the denominator.

(2) Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2014. Schedule 13G was filed jointly by Banc Fund VI L.P., Banc Fund VII L.P. and Banc Fund VIII L.P. Banc Fund VII L.P. has sole voting and sole dispositive power with respect to 307,500 shares of Common Stock and Banc Fund VIII L.P. has sole voting and sole dispositive power with respect to 736,143 shares of Common Stock.  Banc Fund VI L.P. claims no beneficial ownership.

(3) Based on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2014. Beneficial owner has sole voting power with respect to 734,765 and sole dispositive power with respect to 771,285 shares of Common Stock.

Voting Procedures

Shareholders representing at least a majority of the shares entitled to vote at the annual meeting must be present at the annual meeting, either in person or by proxy, for there to be a quorum at the annual meeting.  In the absence of a quorum, the annual meeting will be adjourned or postponed.

All proxies that are received by the Board of Directors conferring authority to so vote in the election of directors will be voted FOR the three nominees listed on page 5. All proxies received will be voted in accordance with their specific instructions. In the event any nominee declines or is unable to serve, the proxies will be voted for a successor nominee designated by the Board of Directors.

The Board of Directors has adopted a Director Resignation Policy (the “Resignation Policy”) which applies to the election of directors.  Under the Resignation Policy, in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will tender his or her resignation following certification of the shareholder vote.  The Company’s Nominating and Governance Committee would then consider the proffered resignation and make a recommendation to the Board of Directors concerning the acceptance or rejection of such resignation.  See “Director Resignation Policy” below for more information about the Resignation Policy.  Subject to the Resignation Policy, directors shall be elected by a plurality of the votes cast at the meeting.

The affirmative vote of a majority of the votes cast by shareholders is required for approval of the advisory, non-binding resolution on the Company’s 2013 executive compensation and for approval of the Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan. The affirmative vote of a majority of the votes cast by shareholders is required for ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014. Abstentions and broker ‘non-votes’ are counted as present and entitled to vote for purposes of determining a quorum, but are not treated as votes cast at the meeting. Accordingly, abstentions and broker non-votes will not be counted for purposes of determining the outcome of any of the proposals to be voted on at the meeting.

The following table sets forth the beneficial ownership of Common Stock as of March 11, 2014 by each director, each of the Company’s named executive officers and by all directors and named executive officers as a group.  Each director and officer has sole voting and investment power over his or her shares of Common Stock except as otherwise indicated below:

SECURITY OWNERSHIP OF MANAGEMENT
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (5)

Director nominees for a term of three years:
Howard C. Bluver	32,000	*
Joseph A. Gaviola	5,174	*
John D. Stark, Jr.	36,341	*

Directors continuing in office:
Steven M. Cohen	4,520	*
James E. Danowski	32,451	*
Edgar F. Goodale	107,014	*
David A. Kandell (2)	23,133	*
Terence X. Meyer	21,435	*
Ramesh N. Shah	5,150	*

Current named executive officers who are not directors:
Frank D. Filipo (1)	32,422	*
Brian K. Finneran (1) (3)	37,574	*
James P. Gay (1) (4)	11,000	*
Michael R. Orsino (1)	20,974	*

Directors and named executive officers as a group (13 people) (1)	369,188	3.17%

* less than 1%

(1) Includes the following number of shares issuable upon the exercise of stock options by the person named to purchase Common Stock which are exercisable within 60 days of March 11, 2014: Mr. Filipo, 26,334 shares; Mr. Finneran, 15,001 shares; Mr. Gay, 5,000; and Mr. Orsino, 15,001 shares.

(2) Includes 1,002 shares to which Mr. Kandell shares voting and investment power.

(3) Includes 899 shares to which Mr. Finneran shares voting and investment power.

(4) Includes 500 shares to which Mr. Gay shares voting and investment power.

(5) There were 11,573,014 shares of Common Stock outstanding as of March 11, 2014. The "Percent of Class" for each of the directors and named executive officers and for the directors and named executive officers as a group was calculated using the amount of ownership as the numerator and the total shares outstanding as of March 11, 2014 plus the amount of shares which such persons can acquire upon the exercise of stock options within 60 days of March 11, 2014 as the denominator.

PROPOSAL 1
ELECTION OF DIRECTORS

The first item to be acted upon at the meeting of shareholders is the election of three directors to hold office for three years or until their successors shall have been duly elected and qualified. The By-Laws of the Company provide that the total number of directors may be fixed by resolution of the Board of Directors. The current number of directors is fixed at nine.  The By-Laws further provide that the directors shall be divided into three classes, as nearly equal as possible, with terms of office of each class expiring at the end of consecutive years.

The Board, upon recommendation of the Nominating and Governance Committee, has nominated the following directors to a three-year term: Howard C. Bluver, Joseph A. Gaviola and John D. Stark, Jr.  Each of the three nominees has consented to being named in this Proxy Statement and to serve if elected, and the Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve, if elected. The other six members of the Board of Directors, who are listed below, are currently expected to continue to serve on the Board of Directors until their respective terms expire.

Following is information about the nominees for directors to be elected at this annual meeting of shareholders and the directors of the Company whose terms of office continue after this annual meeting of shareholders of the Company:

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE
	Age at	Position and Offices	Served as Director	Present Term
Name (1)	April 29, 2014	With Company	Since	Expires (2)

Nominees for a term of three years:

Howard C. Bluver	58	Director, President & Chief Executive Officer	2011	2014

Joseph A. Gaviola	58	Director, Chairman	2004	2014

John D. Stark, Jr.	51	Director	2007	2014

Directors continuing in office:

Steven M. Cohen	66	Director	2012	2015

James E. Danowski	58	Director	2002	2015

Edgar F. Goodale	60	Director	1989	2016

David A. Kandell	60	Director	2003	2016

Terence X. Meyer	57	Director	1999	2015

Ramesh N. Shah	66	Director	2013	2016

(1) All of the nominees and all of the directors continuing in office are or will also become directors of the Bank.

(2) The policy of the Board of Directors of Suffolk Bancorp is that directors shall retire at the end of the term of service during which they attain 72 years of age.

Vote Required for Approval

Subject to the Resignation Policy described in detail at page 13, election of a nominee for director requires a plurality of votes cast at the meeting in person or by proxy in favor of the election of a nominee by shareholders.

The Board of Directors recommends a vote FOR the election of Suffolk Bancorp’s nominees for director.

Set forth below is biographical information for each director as well as each director’s special knowledge and skills that qualify him to be a director.

Director Nominees

Mr. Bluver has served as President and Chief Executive Officer of the Company and the Bank since December 2011. From June 2011 to December 2011, Mr. Bluver provided consulting services to the Company and the Bank. Prior to that time, Mr. Bluver was the founder and President of JDS Financial Group, LLC, a consulting firm, which served the regulatory, transactional, risk management, corporate governance, due diligence and operational needs of the commercial banking, thrift, mortgage and investment banking sectors from 2005 to 2011. From 1994 until 2005, Mr. Bluver was Executive Vice President, General Counsel, and Chief Enterprise Risk Officer at GreenPoint Bank and GreenPoint Financial Corp., New York, New York. Prior to that, he was Deputy Chief Counsel, United States Office of Thrift Supervision, Washington, D.C. from 1987 to 1994. He started his career at the Securities and Exchange Commission in Washington, D.C., finishing as Chief of the branch in the Division of Corporation Finance that covered financial institutions. Since 2005, he has also been a member of the Board of Directors of the Bank of Georgetown in Washington D.C., and currently serves on that institution’s Audit Committee and Strategic Planning Committee.  As President and Chief Executive Officer of the Company and the Bank, and by virtue of his 30-year career in the banking industry as both a participant and regulator, Mr. Bluver is able to provide valuable perspective on the Company’s current position and future strategy.

Mr. Gaviola is an entrepreneur, owning and operating retail and real estate businesses on the east end of Long Island.  Prior to establishing his first business 26 years ago, Mr. Gaviola held senior management positions with Inspiration Coal Company and Carbon Fuel Corp (a division of ITT) where he was responsible for various operating divisions.  Mr. Gaviola is on the board of directors and the Director of Finance of the Montauk Pt. Lighthouse Museum.  He has, up until recently, served on numerous community and charitable boards on the east end of Long Island.  The Board believes Mr. Gaviola is qualified to be a member of the Board of Directors due to his particular understanding of the Company’s market and customer base garnered from his lifelong presence on eastern Long Island.  Mr. Gaviola holds an AS in economics and business from the University of Rhode Island.

Mr. Stark is Vice President of Foxwood Corporation, one of the largest manufactured-home community development and management companies in the Company’s primary market area, a position he has held for the past 20 years.  Prior to his current position, Mr. Stark held various engineering positions with industrial machinery and optic companies.  A lifelong resident of eastern Long Island, he brings a thorough knowledge of the local economy as well as an analytical understanding of business problems to influence his advice to his colleagues on the Board of Directors. Mr. Stark holds a BS in mechanical engineering from Northeastern University.

Directors Continuing in Office

Mr. Cohen is currently the Founder and Principal of Baywood Consulting Group, providing operational and technology consulting services to public and private businesses nationally since 2005. He served as the Acting Chief Information Officer at the Bank for a period of 18 months, from May 2010 through December 2011, regularly interacting with all levels of management and the Board. Prior to establishing his consulting business, he worked in the financial services industry for numerous large banks, including M&T, Citibank and Irving Trust. His positions ranged from Applications Manager up to and including Chief Information Officer, Executive Vice President. Mr. Cohen is a past member of the United States Coast Guard Auxiliary.  He has also served as Vice Chair of the East End Hospice, President of the Board of the Aquarium of Niagara and a member of the Board of the University of Buffalo Medical School Practice Plan.  In an industry highly reliant on information technology, Mr. Cohen’s long experience in both the industry and the field provide the Board of Directors with perspective on technical issues.  Mr. Cohen received his BFA in communications from the New York Institute of Technology and an MBA in finance from Adelphi University.

Mr. Danowski is a Senior Partner in the accounting firm, Cullen & Danowski, LLP, a position he has held for over 36 years.  He is a Certified Public Accountant licensed in New York.  Mr. Danowski specializes in tax, estate and business matters.  Mr. Danowski is a member of the New York State Society of CPAs and the American Institute of Certified Public Accountants and its Tax Practice Division.  He is on the Board of Trustees of the John T. Mather Memorial Hospital and the John T. Mather Hospital Foundation and a member of the Board of Jefferson Ferry, a continuing care retirement community located in Suffolk County, New York.  The Board of Directors believes that Mr. Danowski is qualified to serve on the Board due to his accounting and business acumen and knowledge of the Suffolk County, Long Island economy.  Mr. Danowski received his BBA in accounting from Dowling College.

Mr. Goodale served as President of Riverhead Building Supply, one of Long Island’s largest building supply companies, from 1971 to 2013, and has been Chairman of that company since 2013.  Mr. Goodale has extensive experience in retailing to the professional building trades and in real estate development, primarily in the Long Island market.  Mr. Goodale is a director of the Long Island Builders Institute and Chairman of the Long Island Home Builders Care Development Corp., an organization devoted to establishing homes for returning United States veterans.  The Board of Directors believes that Mr. Goodale’s extensive experience in owning, operating and growing a local business on Long Island, in addition to his 25 years as a Director of the Company (four of them as Chairman), qualifies him to serve on the Board.  Mr. Goodale studied business administration at the State University of New York, Morrisville.

Mr. Kandell is President and a shareholder of the accounting firm, Kandell, Farnworth & Pubins, CPA’s, PC, a position he has held since 1984.  Prior thereto, Mr. Kandell worked for four years at Arthur Andersen & Co., a former “big eight” public accounting firm.  He is a Certified Public Accountant licensed in New York.  Mr. Kandell belongs to the Riverhead Chamber of Commerce and the Southampton Business Alliance.  The Board of Directors believes that Mr. Kandell is qualified to serve on the Board due to his extensive accounting and finance knowledge and his familiarity with the economic and business conditions in the Bank’s market.  Mr. Kandell received a BSBA degree from the University of North Carolina at Chapel Hill.

Mr. Meyer was a Partner in the law firm, Meyer Meyer and Keneally, Esqs., LLP, from 1983 to 2013, and has been Of Counsel to the firm since 2014.  Mr. Meyer specializes in trust and estate matters.  He is also a Certified Public Accountant licensed in New York (status inactive).  Mr. Meyer has prior experience in tax and audit with the former “big eight” public accounting firms of Arthur Andersen & Co. and Peat Marwick Mitchell (predecessor to KPMG).  Mr. Meyer is a Trustee of St. Anthony’s High School, located in Suffolk County.  The Board of Directors believes that Mr. Meyer is qualified to be a director of the Company due to his knowledge of the law and accounting and his civic involvement and prominence in Suffolk County, Long Island.  Mr. Meyer received his BS in accounting from Providence College and his JD from Hofstra University Law School.

Mr. Shah currently serves on the boards of Cardon Outreach, a national provider of revenue cycle management to hospitals and health service providers, and Safety Services, a leading supplier of OSHA compliant safety products.  From 2005 to 2010, Mr. Shah was Chairman of WNS Global Services, a global provider of offshore outsourcing services.  Prior thereto, Mr. Shah was CEO of Retail Banking of GreenPoint Bank from 1996 to 2004.  From 1978 to 1991, Mr. Shah held executive management positions at Shearson Lehman Bros. and American Express.  The Board of Directors believes that Mr. Shah, with his strategic background and specific knowledge and experience with financial service companies, is a valuable resource to the Board in the current environment of increasing business and regulatory demands on financial services boards of directors.  Mr. Shah earned his BA in Economics from Bates College and his MBA in Finance from Columbia University.

Named Executive Officers

The names, ages and positions of the current executive officers of the Company and the Bank are as follows:

CURRENT NAMED EXECUTIVE OFFICERS
Name	Age at April 29, 2014	Position (and Served Since)

Howard C. Bluver	58	President and Chief Executive Officer of the Company and the Bank since 2011.

Brian K. Finneran	56	Executive Vice President and Chief Financial Officer of the Company and the Bank since 2012.

Frank D. Filipo	62
Executive Vice President of the Company since 2003; Executive Vice President and Operating Officer of the Bank since 2011; Executive Vice President and Chief Retail Officer of the Bank from 2010 to 2011; Executive Vice President, Retail Banking of the Bank from 2003 to 2010; Senior Vice President, Retail Banking of the Bank from 2001 to 2003.

James P. Gay	63	Executive Vice President and Chief Credit Officer of the Company and the Bank since 2013.

Michael R. Orsino	63	Executive Vice President and Chief Lending Officer of the Company and the Bank since 2012.

Howard C. Bluver has served as President and Chief Executive Officer of the Company and the Bank since 2011.  From June 2011 to December 2011, Mr. Bluver provided consulting services to the Company and the Bank.  Prior to that time, from 2005 to 2011, Mr. Bluver was the founder and President of JDS Financial Group, LLC, a consulting firm which served the regulatory, transactional, risk management, corporate governance, due diligence and operational needs of the commercial banking, thrift, mortgage and investment banking sectors.  From 1994 until 2005, Mr. Bluver was Executive Vice President, General Counsel and Chief Enterprise Risk Officer of GreenPoint Bank and GreenPoint Financial Corp., New York, New York.  Prior thereto, Mr. Bluver held various positions at the United States Office of Thrift Supervision and the United States Securities and Exchange Commission.

Brian K. Finneran has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since 2012.  From 2007 to 2012, Mr. Finneran was Chief Financial Officer of State Bancorp, and from 1997 to 2012, Chief Financial Officer of State Bank of Long Island.  He also served as Senior Vice President and Comptroller at State Bank of Long Island from 1990 to 1997.  Prior thereto, Mr. Finneran held various accounting and finance positions with NatWest Bank USA and Irving Trust Company.

Frank D. Filipo has served as Executive Vice President of the Company and the Bank since 2003.  He has been Operating Officer of the Bank since 2011, Chief Retail Officer from 2010 to 2011 and responsible for the Retail Banking Division since 2001.  Prior thereto, from 1996 to 2001, Mr. Filipo served as Senior Vice President and Regional Administrator for North Fork Bank, and was Executive Vice President and Senior Loan Officer at The Bank of the Hamptons prior to its acquisition by the Company in 1994.

James P. Gay has served as Executive Vice President and Chief Credit Officer of the Company and the Bank since 2013.  From 2010 to 2013 Mr. Gay was President and Chief Credit Officer of National Bank of New York City.  Mr. Gay was President and Chief Executive Officer of Gold Coast Bank from 2007 to 2009.  From 2005 to 2007, Mr. Gay was Senior Vice President and Deputy Chief Lending Officer with Signature Bank.  Mr. Gay served in various capacities with Citibank, N.A. (formerly European American Bank) from 1994 to 2005, from Vice President – Risk Manager to Senior Vice President, Managing Director.  Prior thereto, Mr. Gay held various credit related positions with Chemical Bank and Barclays Bank of New York.

Michael R. Orsino has served as Executive Vice President and Chief Lending Officer of the Company and the Bank since 2012.  Prior to joining the Company, Mr. Orsino was President of Key Bank Hudson Valley/Metro NY District from 2007 to 2011 and President of Key Bank Capital Region District from 2005 to 2007.  From 2003 to 2005, Mr. Orsino was the National Retail and Business Banking Sales Executive for Key Bank.  Prior to 2003, Mr. Orsino served in various executive positions with Key Bank, including President of Key Bank’s Long Island District and Executive Vice President of Key Bank’s East Region Retail Banking Division.

Board Leadership Structure and Role in Risk Oversight

The Company currently has separate individuals serving in the roles of Chairman of the Board of Directors and Chief Executive Officer of the Company. The Board of Directors currently believes that separating the two positions enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board’s independence from management. However, the Board of Directors believes that Board governance requires a dynamic approach and may determine in the future that the same individual should serve in the role of Chief Executive Officer and Chairman of the Board.

The entire Board of Directors is engaged in risk oversight.  The Board of Directors is assisted in its risk oversight by the Audit Committee, which reviews, considers, monitors and addresses risk management issues and concerns. The Risk Officer attends Audit Committee meetings and discusses the Company’s risk profile and risk management program with the Committee.  Reports are provided to the Audit Committee and the Board to assist in risk oversight.  Other committees of the Board of Directors monitor specific risks.  The Asset Liability Committee of the Bank monitors interest rate and liquidity risk, the Compliance Committee of the Bank monitors regulatory compliance and the Company’s Compensation Committee monitors risk arising from compensation policies and practices.

Transactions with Related Persons, Promoters and Certain Control Persons

Some of the nominees, directors continuing in office, and executive officers of the Company, as well as members of their immediate families and the corporations, organizations, trusts, and other entities with which they are associated, are also customers of the Bank in the ordinary course of business. They may also be indebted to the Bank in respect of loans of $120,000 or more.  It is anticipated that these people and their associates will continue to be customers of, and indebted to, the Bank in the future. All loans extended to such individuals, corporations and firms (1) were made in the ordinary course of business, (2) in the opinion of management did not involve more than normal risk of collectability or present other unfavorable features, and (3) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. All such loans are reviewed and approved by the full Board of Directors of the Bank. At present, none of these loans to nominees, directors continuing in office, executive officers, or their associates is non-performing.

Terence X. Meyer, a director of the Company and the Bank, is Of Counsel to the law firm of Meyer Meyer and Keneally, Esqs., LLP.  The law firm represents the Bank in connection with closings of certain commercial real estate loans, the fees of which are paid by borrowers.  In addition, the firm represents the Bank in certain tax certiorari proceedings.  The Bank’s use of the law firm, Meyer Meyer and Keneally, Esqs. LLP, pre-dates Mr. Meyer’s service as a director.  In 2013, fees paid to the firm by borrowers in connection with loan closings and fees paid by the Bank in connection with tax certiorari proceedings totaled an aggregate of $148,000.

Joseph A. Gaviola, a director of the Company and the Bank, is President and sole shareholder of Chris-Nic Properties, Inc. (“Chris-Nic”).  Chris-Nic was the landlord of the Bank’s former Montauk Dock branch, located in Montauk, New York.  In December 2013 after receiving approval from the Board of Directors and with Mr. Gaviola abstaining from voting, the Bank and Chris-Nic entered into a Lease Termination and Surrender Agreement (the “Lease Termination Agreement”) providing for the early termination of the branch lease effective February 28, 2014.  In connection with the termination of the lease, on February 28, 2014, the Bank paid Chris-Nic a lease termination fee of $145,148.  This lease termination fee was determined by the Board of Directors to be appropriate after considering the remaining term of the lease and the terms of other lease termination agreements entered into by the Bank with landlords unaffiliated with the Company.

The Nominating and Governance Committee reviews all related party transactions between the Company and any of its directors, officers and/or their family members or in which any of such persons directly or indirectly is interested or derives a benefit.  The Nominating and Governance Committee determines whether a particular relationship serves the best interests of the Company and its shareholders.  In addition, the Company has a Code of Ethics for its directors, officers and employees which, among other things, requires that such individuals avoid conflicts of interest.  The Code of Ethics is available on the Company’s web site at www.suffolkbancorp.com.

Indemnification of Directors and Officers

On June 6, 2013, the Company renewed its directors’ and officers’ liability insurance for a one-year term at a cost of $417,246 including premiums and fees.  The policy is carried with Zurich American Insurance Company and XL Specialty Insurance Company and covers all directors and officers of the Company and its subsidiaries.

On November 19, 2013, the U.S. District Court for the Eastern District of New York dismissed with prejudice the class action, James E. Fisher v. Suffolk Bancorp, et al., No. 11 Civ. 5114 (SJ), filed in the District Court on October 20, 2011.  On September 25, 2013, the Supreme Court of the State of New York for the County of Suffolk dismissed with prejudice the shareholder derivative action, Susan Forbush v. Edgar F. Goodale, et al., No. 33538/2011, filed in the Supreme Court on October 28, 2011.  On October 3, 2013, the U.S. District Court for the Eastern District of New York dismissed with prejudice the shareholder derivative action, Robert J. Levy v. J. Gordon Huszagh, et al., Civ. 3321 (JS), filed in the District Court on July 11, 2011.  The Company denied and continues to deny each and all of the allegations alleged by the plaintiffs in these actions.

Pursuant to the indemnification provisions of the Company’s By-Laws, the legal fees and expenses of the defendant directors and officers in connection with these lawsuits were advanced by the Company.  As of March 11, 2014, the amount of the legal fees and expenses advanced by the Company was as follows: Stacey L. Moran $155,406; J. Gordon Huszagh, Terence X. Meyer, Thomas S. Kohlmann, Edgar F. Goodale, Joseph A. Gaviola, John D. Stark, Jr., Susan V.B. O’Shea, James E. Danowski and David A. Kandell, as a group, $619,957.  The Company’s directors’ and officers’ liability insurance carrier has reimbursed the Company for materially all of these fees and expenses above the policy’s deductible.

Filing of SEC Reports - Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers, directors, and persons who beneficially own more than 10 percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by SEC regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports furnished to the Company and the written representations of its directors and executive officers, the Company believes that during 2013 its directors, executive officers and beneficial owners of more than 10 percent of the stock complied with all applicable filing requirements of Section 16(a) of the Exchange Act.

Committees

The Boards of both the Company and the Bank have standing Audit, Nominating and Governance, and Compensation Committees, composed as follows:

COMMITTEE MEMBERSHIP
Audit	Nominating and Governance	Compensation

David A. Kandell, Chairman	Edgar F. Goodale, Chairman	Joseph A. Gaviola, Chairman
James E. Danowski	James E. Danowski	James E. Danowski
Joseph A. Gaviola	David A. Kandell	Ramesh N. Shah
John D. Stark, Jr.

The Audit Committee operates under a formal charter which is available on the Company’s web site at www.suffolkbancorp.com. The Audit Committee performs the functions described below under “Report of the Audit Committee.” The Board has determined that all of the members of the Audit Committee are “independent” as required by the applicable listing standards of NASDAQ. The Board has also determined that Messrs. Danowski and Kandell are “audit committee financial experts,” and have the requisite financial and accounting expertise and knowledge regarding the Company’s financial reporting process and internal controls. None of the members of the committee serve on more than three audit committees, including that of the Company. The Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Nominating and Governance Committee operates under a formal charter which is available on the Company’s web site at www.suffolkbancorp.com. The Nominating and Governance Committee is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members; (2) recommend to the Board the director nominees for the next annual meeting of shareholders; (3) recommend to the Board the Corporate Governance Guidelines applicable to the Company; (4) lead the Board in its annual review of the Board’s performance; and (5) recommend to the Board director nominees for each committee.  The Board of Directors has determined that all members of the Nominating and Governance Committee are “independent” under the applicable listing standards of NASDAQ.

The Compensation Committee operates under a formal charter which is available on the Company’s web site at www.suffolkbancorp.com. The Charter was amended and restated by the Board on November 26, 2013.  The Compensation Committee is appointed by the Board of Directors and its functions are to discharge the Board’s responsibilities relating to the Company’s compensation and benefit plans and practices and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement. The Committee reviews, at least annually, compensation policies of the Company and makes recommendations to the Board. The Board of Directors has determined that all members of the Compensation Committee are “independent” as required by the applicable listing standards of NASDAQ.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of independent directors Gaviola (Chairman), Danowski, Shah and Stark.  During the last completed fiscal year, no Compensation Committee member was an officer or employee of the Company or formerly an officer of the Company.  In December 2013, the Bank and Chris-Nic Properties, Inc., of which Mr. Gaviola is President and sole shareholder, entered into a lease termination agreement with respect to the Bank’s former Montauk Dock branch.  Chris-Nic was landlord of that branch.  In consideration of the early termination of the lease, the Bank paid Chris-Nic a lease termination fee which the Board determined to be appropriate.  The transaction is described in detail above under the caption, “Transactions With Related Persons, Promoters and Certain Control Persons.”

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors has determined that all members of the Committee are “independent” as required by, and meet the experience requirements of, the applicable listing standards of NASDAQ. The Committee operates pursuant to a charter whose adequacy is reviewed and reassessed by the Committee on an annual basis, and was amended and restated by the Board on November 26, 2013. As set forth in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements; the Company’s accounting and financial reporting principles; and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements and related controls, procedures, compliance, and other matters with management and the independent auditors. These discussions included those required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has (1) also received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect; (2) received written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation, internal audit, and any other services provided by the auditors; (3) considered whether the provision of those services by the independent auditors to the Company is compatible with maintaining the auditors’ independence; and (4) discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission (the “SEC”).

Submitted by:	David A. Kandell, Chairman of the Committee; James E. Danowski; Joseph A. Gaviola.

The information contained in the Audit Committee Report is not deemed filed for purposes of the Exchange Act, shall not be deemed incorporated by reference by any general statement incorporating this document by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

NOMINATING AND GOVERNANCE COMMITTEE

The key roles, among others, of the Nominating and Governance Committee are to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the corporate governance guidelines applicable to the Company. The Committee operates pursuant to a charter whose adequacy is reviewed and reassessed by the Committee on an annual basis, and was amended and restated by the Board on January 29, 2014.  The Committee assesses and advises the Board of its assessment of the independence of both current and prospective directors in accordance with the Exchange Act and the rules promulgated thereunder, and the applicable listing requirements of NASDAQ.  Pursuant to these independence standards, a director must not have a relationship with the Company, other than as a director, which would interfere with the director’s exercise of independent judgment.  The Board of Directors conducted an annual review of independence.  During this review, the Board considered transactions and relationships during the prior year between each director and any member of his immediate family and the Company and its subsidiaries, affiliates and equity investors, including those reported above under the caption, “Transactions with Related Persons, Promoters and Certain Control Persons.”  The purpose of the review was to determine whether any such relationship was inconsistent with a determination that the director is independent.  As a result of this review, and on the recommendation of the Nominating and Governance Committee, the Board of Directors has determined the independence of each of the Company’s directors, nominated or continuing in office, and concluded that a majority of the Board is independent.

The Board of Directors has determined that James E. Danowski, Joseph A. Gaviola, Edgar F. Goodale, David A. Kandell, Ramesh N. Shah and John D. Stark, Jr. are independent.  Susan V.B. O’Shea, a director of the Company until May 20, 2013, was deemed independent during her tenure as a director by the Board of Directors.  In determining the independence of Messrs. Danowski and Kandell, the Board considered the fees that Mr. Danowski’s accounting firm, Cullen & Danowski, LLP, and Mr. Kandell’s accounting firm, Kandell, Farnworth & Pubins, CPA’s, PC, received in 2013 for completing and filing fiduciary tax returns on behalf of trusts for which the Bank is trustee.  The services provided by the accounting firms are provided to the trusts and the fees are paid out of the income of the trust.  The Bank’s use of these accounting firms pre-dates Mr. Danowki’s and Mr. Kandell’s service as directors of the Company.  The Board determined that the fees paid to the accounting firms with which Messrs. Danowski and Kandell are associated do not interfere with the exercise of independent judgment and concluded that Messrs. Danowski and Kandell are independent.

In determining the independence of Mr. Gaviola, the Board took into account the former landlord-tenant relationship between Mr. Gaviola and the Bank and the termination of that relationship described in detail above under the caption, “Transactions With Related Persons, Promoters and Certain Control Persons.”  Mr. Gaviola is the President and sole shareholder of Chris-Nic Properties, Inc., the landlord of the Bank’s former Montauk Dock branch.  In December 2013, the Bank and Mr. Gaviola entered into a lease termination agreement for that branch.  In consideration of the early termination of the lease, the Bank paid Chris-Nic a lease termination fee which the Board determined to be appropriate.  The Board of Directors concluded that the landlord-tenant relationship and the lease termination payment to Chris-Nic do not interfere with the exercise of Mr. Gaviola’s independent judgment and concluded that Mr. Gaviola is independent.

Mr. Bluver is not independent because he is an executive officer of the Company.  Mr. Cohen is not independent because he was employed by the Bank as Acting Chief Information Officer within the past three years, from May 2010 through December 2011.  Mr. Meyer is not independent because of the amount of fees received in one of the past three years by his law firm, Meyer Meyer & Keneally, Esqs., LLP, in connection with the firm’s legal representation of the Bank in certain loan closings and representation of the Bank in certain tax certiorari proceedings.  The relationship is described in detail above under the caption, “Transactions with Related Persons, Promoters and Certain Control Persons.”

The Board of Directors has chosen to conduct its executive sessions, which include only directors deemed to be independent, at least two times annually, chaired by the Chairman.

The primary business of the Company is the operation of the Bank. The directors of the Company met 13 times during the fiscal year ended December 31, 2013; the Audit Committee met 4 times; the Compensation Committee met 6 times; and the Nominating and Governance Committee met 3 times during 2013. The Board of the Bank met 13 times. No director currently serving attended fewer than 75 percent of the meetings of the Board of the Company and its committees, or of the Bank and its committees.

The Nominating and Governance Committee has a policy to encourage shareholders, as well as directors, employees, and other stakeholders in the Company to submit candidates for the Committee’s consideration. Submissions may be made at any time in writing, but to be considered by the Committee for nomination at the 2015 annual meeting should be submitted by December 19, 2014, to:

Chairman, Nominating and Governance Committee
c/o Corporate Secretary
Suffolk Bancorp
4 West Second Street
P.O. Box 9000
Riverhead, New York 11901

The Committee makes no representation that it will recommend to the Board of Directors a candidate as a nominee, but will consider all individuals whose names are submitted. All candidates for nominee, regardless of the source of submission, will be evaluated under the same criteria. Accordingly, candidates for director of the Company and the Bank should be at minimum:

•	Growing in prominence or already prominent, respected, with good contacts in the communities the Company serves.
•	Experienced and successful in business, finance, or administration.
•	Familiar with fiduciary responsibility.
•	Demonstrate high moral character and integrity.
•	Free from conflicts of interest that would prevent the fulfillment of the director’s duties to the Company.
•	Able to read and understand bank financial statements.

The members of the Nominating and Governance Committee consider the professional experience, education, independence and other diverse factors in the director nomination process; however, the Nominating and Governance Committee does not have any formal policy regarding the diversity of the Board.

At present, the Committee does not use third parties to help identify nominees for the Board of Directors, although it reserves the right to do so in the future. Candidates for nominee may be suggested by the Directors, members of management, other employees, shareholders, customers, or members of the communities the Company serves.  The current director nominees were identified as being qualified director candidates by the Board of Directors.

Director Resignation Policy

The Board of Directors has adopted a Director Resignation Policy.  The Director Resignation Policy applies to the annual election of directors in which the number of director nominees equals or is less than the number of board seats being filled, i.e., an uncontested election of directors.  In an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will tender his or her resignation for consideration by the Nominating and Governance Committee.  After due consideration, the Nominating and Governance Committee will make a recommendation to the Board of Directors concerning the acceptance or rejection of such resignation.  The Nominating and Governance Committee, in determining its recommendation, and the Board, in determining whether to accept the recommendation of the Nominating and Governance Committee, will consider all factors deemed relevant.  If the director’s resignation is rejected, the Company will publicly disclose the Board’s decision, together with an explanation of the process by which the decision was made and the reasons for rejecting the tendered resignation.  This policy does not apply in contested elections.

Shareholder Communications and Proposals

Shareholders are encouraged to communicate with the Board of Directors whenever they believe it is important to do so. Communications should be designated on the outside of the envelope in which they are sent as being intended for the full Board of Directors or for the sole consideration of directors who are not also part of management, and can be sent to the Board as follows:

The Board of Directors (or Non-management Directors)
c/o Corporate Secretary
Suffolk Bancorp
4 West Second Street
P.O. Box 9000
Riverhead, New York 11901

All such communications from bona-fide shareholders will be forwarded to the designated directors upon the sender’s confirmation as a shareholder.

The Board of Directors expects that directors shall attend a minimum of 75 percent of the regular and special meetings of the Board, unless granted leave for illness or personal reasons, and directors are strongly encouraged to attend the annual meeting of shareholders. All directors then serving attended the most recent annual meeting of the shareholders held on May 21, 2013.

Shareholder proposals to be considered at an annual meeting must be submitted in a timely fashion. Shareholder proposals pursuant to Rule 14a-8 of the Exchange Act to be considered for inclusion in the proxy statement for the 2015 annual meeting of the shareholders must be received by the Company at its principal executive offices no later than December 30, 2014. Any such proposals, as well as any questions about them, should be directed to the Secretary of the Company. Shareholder proposals for the 2015 annual meeting of shareholders submitted outside of the processes of the Securities and Exchange Commission’s Rule 14a-8 must be, and will be considered untimely unless they are, in the case of nominations for election to the Board of Directors, delivered or mailed to the President of the Company not less than 14 nor more than 50 days prior to the date of the 2015 annual meeting (or no later than the close of business on the seventh day following the date on which notice of the meeting is mailed, if less than 21 days’ notice of the 2015 annual meeting is given to shareholders).  In the case of nominations for election to the Board of Directors, shareholder proposals must comply with the requirements of the Company’s By-Laws, which are available on the Company’s website at www.suffolkbancorp.com.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis explains the Company’s compensation philosophy, policies and practices with respect to the following individuals included in the “Summary Compensation Table” on page 26, referred to collectively as the “named executive officers.”

•	Howard C. Bluver; Director, President and Chief Executive Officer
•	Brian K. Finneran; Executive Vice President and Chief Financial Officer
•	Frank D. Filipo; Executive Vice President and Operating Officer
•	James P. Gay; Executive Vice President and Chief Credit Officer
•	Michael R. Orsino; Executive Vice President and Chief Lending Officer

In addition to the Compensation Discussion and Analysis, the compensation and benefits provided to our named executive officers in 2013 are set forth in detail in the “Summary Compensation Table” and other tables that follow this Analysis, as well as in the footnotes and narrative material that accompany those tables.

Executive Summary

Suffolk Bancorp’s executive compensation philosophy is to pay for performance in a risk-appropriate fashion.  The Company balances short- and long-term and fixed and variable compensation through base salary, cash incentives and equity awards.  Base salaries are established considering the nature of an executive’s position and the individual performance of the executive.  The Company’s Executive Incentive Program provides for cash incentives to executive officers for individual and Company performance during the course of the year.  Incentive targets are established for each executive officer and cash incentives are paid according to success in achieving those targets.  Cash incentives may be adjusted at the discretion of the Compensation Committee for the named executive officers, and by the Board of Directors for the Chief Executive Officer, based on additional subjective criteria deemed appropriate by the Committee or the Board, respectively.  Equity awards are granted when appropriate as long-term performance instruments.

2013 was a challenging but successful year for the Company.  The Company was able to conclusively overcome challenges on many fronts and build a foundation for future growth and strong financial performance that add to shareholder value.  Among the accomplishments of 2013:

•	Net income of $12.7 million in 2013, compared to a net loss of $1.7 million in 2012.

•	37% increase in total loans during 2013 to $1.07 billion at year-end.

•	Total non-performing assets decreased to 0.89% of total assets at year-end 2013 versus 1.17% of total assets at year-end 2012.

•	Funding costs declined to 20 bps during 2013 from 27 bps in 2012.

•	Average demand deposits grew by $54 million, or 10%, in 2013. Average demand deposits represented 41% of average total deposits in 2013.

•	Termination of Formal Agreement by the Office of the Comptroller of the Currency.

•	Geographic expansion of retail branches and loan production offices into western Suffolk County and Nassau County.

Challenges faced by the Company in 2013 included:

•	Operating efficiency ratio remained high although it declined to 73.6% in 2013 from 86.2% in 2012.

•	Pressure on net interest margin continued throughout the year with the net interest margin declining to 3.91% during 2013 from 4.19% during 2012.

•	Increased regulatory compliance demands and costs.

Summary of 2013 Compensation Actions and Awards

The Company’s 2013 compensation actions reflect on our successful performance as a Company and the key achievements of the individual executives.  In making incentive compensation determinations for 2013, the Compensation Committee considered multiple factors, including overall Company and segment financial performance, achievement of or progress towards strategic initiatives, and individual performance and accomplishments.

•	Base Salary Adjustments. Messrs. Bluver and Finneran received merit increases of 3% and 4%, respectively, in 2013. Mr. Orsino received a market adjustment increase to his base salary of 20% effective in January 2013 based on the 2013 Banking Compensation Survey Report conducted by Pearl Meyer & Partners (“PM&P”) for the New York Bankers Association and the 2013 CompData Survey for the Northeast Region.

•	Annual Cash Incentive Awards. The Company paid cash incentives to each of the named executive officers in 2014 under the Executive Incentive Program (the “EIP”) reflecting our 2013 key accomplishments cited above, as well as individual performance achievements. In addition, Mr. Gay received a guaranteed minimum bonus negotiated in connection with his hiring in February 2013. For details regarding the EIP and payments under the EIP, see pages 19 to 21 and “2013 Decisions” on pages 22 to 23.

•	Stock Option Grants. Concurrent with the hiring of Mr. Gay in February 2013, he was awarded options to purchase 15,000 shares of Common Stock at the fair market value on the date of grant. Messrs. Bluver, Finneran and Orsino were awarded options to purchase 20,000, 5,000 and 5,000 shares of Common Stock, respectively, at the fair market value on the date of grant in August 2013 for Mr. Bluver and in February 2013 for Messrs. Finneran and Orsino. The option grants to Messrs. Bluver, Finneran and Orsino were in recognition of their individual successful performance in 2012. All of these options are for a term of ten years and vest over the first three years of the term (generally subject to continued employment during such term). For details of the grants, see “2013 Decisions” on pages 22 to 23 and “Grants of Plan-Based Awards” on page 27.

•	Executive Change of Control Agreements. The Company entered into a change of control employment agreement with Mr. Gay upon the commencement of his employment in 2013. Mr. Gay’s agreement is materially the same as agreements previously entered into with our other named executive officers. The details of these change of control employment agreements are summarized on pages 29 to 31.

•	Stock Ownership Guidelines. The Company established stock ownership guidelines for its executive officers. The guidelines require that the Chief Executive Officer own two times his or her current base salary in Common Stock and that other executive officers own one time their current base salary in Common Stock.

In 2014, we took select compensation actions with respect to named executive officers prior to the filing of this Proxy Statement, namely providing merit-based base salary increases and, in certain circumstances, increasing incentive targets under the Company’s EIP.  See “2014 Material Compensation Decisions to Date,” below.  We continue to refine our compensation program and practices to reflect our philosophy, competitive market practice and strong corporate governance protocols, as evidenced below.

Shareholder Friendly Programs and Designs

Suffolk Bancorp has many shareholder friendly executive compensation programs, practices and protocols, including, but not limited to, the following:

•	The Compensation Committee is comprised entirely of independent members, and the Compensation Committee engaged its own independent compensation consultant in 2013.

•	The Company employs reasonable benchmarking practices, including the use of a size-appropriate, industry group of peer comparators and survey data, as disclosed under “Role of Market Data/External Comparisons” on page 18.

•	The Company has “double trigger” treatment on all cash severance as it relates to a change of control.

•	No tax gross-ups are provided by the Company to our named executive officers with respect to “golden parachute” excise taxes.

•	The Company does not have a history of re-pricing equity incentive awards.

•	The Company has a securities trading policy that discourages directors, officers and employees from purchasing Company securities on margin, short selling Company securities and buying derivatives on Company securities.

•	The Company has established minimum stock ownership guidelines for its executive officers.

•	The Company has adopted claw-back policies with respect to its incentive compensation plans.

•	The Company attempts to balance both short- and long-term incentives to effectively align our pay with annual operating results and long-term business success.

•	There are no supplemental executive retirement plans established for the exclusive benefit of the named executive officers.

Say-on-Pay and Say-on-Pay Frequency

At the Company’s 2013 annual shareholder’s meeting, we held an advisory, non-binding shareholder vote on the 2012 compensation of our named executive officers, commonly referred to as a “say-on-pay” vote.  Our shareholders voted in favor of our proposal. As we evaluated our executive compensation practices since that vote, we were mindful of the strong support our shareholders expressed for our current pay programs.  As a result, the Compensation Committee retained our general approach to executive compensation in 2013 and, in furtherance of that approach, the Compensation Committee engaged PM&P in 2013 to assist the Compensation Committee in its review of the Company’s equity award program.  As a result of that engagement, the Board of Directors, on the recommendation of the Compensation Committee, adopted the Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan, subject to shareholder approval, to add restricted stock as a type of equity award available for grant.  See Proposal 3 below, “Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan.”

With regard to the advisory, non-binding resolution regarding the frequency of the non-binding vote on executive compensation, in 2011 our shareholders cast the highest number of votes for voting on an annual basis, as compared to every two or three years.  In light of this result and other factors considered by the Board of Directors, the Board of Directors determined that we will hold annual non-binding advisory votes on executive compensation until at least the next required vote on the frequency of the non-binding advisory vote on executive compensation.

Named Executive Officer Compensation Philosophy and Objectives

Suffolk Bancorp’s overarching compensation philosophy is to pay for performance in a risk-appropriate fashion. The key objectives of the Company’s compensation programs are to attract and retain qualified, talented individuals to fill key positions and to compensate our named executive officers at fair and competitive levels in order to encourage them to work to increase the net worth of the Company, and ultimately shareholder value.

We accomplish these objectives through the following means:

•	Provide competitive pay opportunities, with actual pay outcomes highly dependent on individual and Company performance.

•	Balance fixed and variable compensation by providing a competitive salary and benefits package, as well as meaningful variable cash and equity compensation.

•	Balance short- and long-term compensation through annual cash bonuses based on performance and contribution, as well as stock option awards where appropriate.

How We Make Decisions Regarding Named Executive Officer Compensation

The Compensation Committee, management, and the Compensation Committee’s independent compensation consultant all play a significant role in the determination of executive compensation programs, practices, and levels. Actual roles are developed to align with governance best practices. In addition to the parties involved in the process, data and analyses in the form of competitive benchmarking and internal studies are used as decision-making tools regarding compensation. Below is an explanation of the key roles and responsibilities of each group, as well as how market data is integrated into the process.

Role of the Compensation Committee

The members of the Company’s Compensation Committee are Joseph A. Gaviola, Chairman; James E. Danowski; Ramesh N. Shah and John D. Stark, Jr., each of whom is an “independent director” under applicable NASDAQ listing rules, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee determines and approves the salaries, cash incentive bonuses, stock option awards, benefits, and employment policies of the Company as they relate to the named executive officers and recommends for approval by the Board of Directors, the Chief Executive Officer’s salary, cash incentive bonus, stock option awards, benefits and employment policies of the Company as they relate to the Chief Executive Officer.  The Compensation Committee administers the equity-based plans of the Company and makes recommendations to the Board concerning the adoption and amendment of incentive compensation plans and equity-based plans.

The Compensation Committee has the sole authority to retain or obtain the services of compensation consultants or other advisors to provide compensation and benefit consulting services to the Committee.  The independence of any such advisor is determined by the Compensation Committee prior to selecting or receiving advice from the advisor.

In making determinations regarding executive compensation, the Compensation Committee weighs an individual’s personal performance, the performance of his or her area of responsibility, and the overall performance of the Company. The performance of the Chief Executive Officer in each of these regards is evaluated by the Compensation Committee. The performance of each of the named executive officers (other than the Chief Executive Officer) is evaluated by the Chief Executive Officer. The Compensation Committee reviews performance of the named executive officers on an annual basis and examines each named executive officer’s base salary, incentive bonus, and stock option award at such time. Further information concerning these determinations is described in the following sections.

Role of Management

Key members of the Company’s senior management attend Compensation Committee meetings at the Compensation Committee’s discretion to provide information and their perspective about executive compensation policies and programs. Management’s participation plays an important part in the development and continuation of benefit plans, and in determining appropriate levels of compensation. The Compensation Committee holds discussions with management in attendance to ensure that the Compensation Committee makes fully informed decisions with respect to compensation matters that affect the Company’s operations and shareholder returns. Finally, the Company’s Chief Executive Officer participates in deliberations of the Compensation Committee on an ex-officio, non-voting basis, but does not participate during, or attend, deliberations concerning his own compensation. No member of management was present during the portion of any Compensation Committee meeting at which the Compensation Committee made determinations regarding such named executive officer’s compensation.

Role of the Compensation Consultant

While the Compensation Committee has overall responsibility for establishing the policies, programs, and levels of executive compensation, the Compensation Committee in select cases utilizes outside compensation experts.  In 2012, the Compensation Committee engaged PM&P to help design the Company’s Executive Incentive Program.

In July 2013, PM&P was engaged by the Compensation Committee to assist it in reviewing the Chief Executive Officer’s compensation package.  The objective of the review was to determine a reasonable and appropriate 2013 equity grant to Mr. Bluver in recognition of his performance and accomplishments to date and the fact that no equity grant had been made to Mr. Bluver since his hire in 2011.  In addition, the Compensation Committee discussed with PM&P a longer term strategy to ensure that Mr. Bluver’s equity stake in the Company fosters shareholder alignment, retention and proper incentive effect.  After considering peer group chief executive officer compensation arrangements, the value and design of peer group long-term incentive awards, and Mr. Bluver’s equity ownership in the Company in comparison to the peer group, the Compensation Committee recommended, and the Board approved, the grant of 20,000 stock options to Mr. Bluver.

Also in 2013, PM&P was engaged to assist in reviewing the compensation of the Board of Directors (see “Directors’ Compensation” below) and to assist the Committee in reviewing the Company’s equity award program (see Proposal 3 below, “Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan”).  PM&P performed no other services for the Company in 2013.  In their role as the Company’s outside advisor, the compensation consultant also responds to questions from the Compensation Committee. The compensation consultant reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chairman of the Compensation Committee.  The Compensation Committee assessed the independence of PM&P and believes they are an independent advisor pursuant to the rules and standards promulgated by the SEC and NASDAQ.

Role of Market Data/External Comparisons

In addition to many other factors considered by the Compensation Committee, the Company takes into account the compensation practices of comparable companies in formulating the compensation program. The Company makes comparisons to compensation at peer companies, including information regarding regional banking organizations.

For 2013, the Company considered the compensation practices of the following peer companies in setting compensation for its Chief Executive Officer, which represents the peer group constructed by PM&P:

• Arrow Financial Corporation	• Hudson Valley Holding Corp.
• BCB Bancorp, Inc.	• Lakeland Bancorp, Inc.
• Berkshire Bancorp Inc.	• Peapack-Gladstone Financial Corporation
• Bridge Bancorp Inc.	• Republic First Bancorp, Inc.
• Bryn Mawr Bank Corporation	• Sterling Bancorp
• Center Bancorp, Inc.	• Sun Bancorp, Inc.
• Financial Institutions, Inc.	• Unity Bancorp, Inc.
• First of Long Island Corporation	• Univest Corporation of Pennsylvania

This group of peer companies was chosen using the following criteria: banks that are publicly traded and subject to public reporting requirements regarding executive compensation, banks with approximately one-half to two times the total assets of the Company, banks headquartered in New York, New Jersey or Pennsylvania, and banks that represent established commercial entities (i.e., generally excluded companies traded on pink sheets, thrifts, etc.).

The Company also participates in comparison surveys conducted by independent firms that provide additional summary compensation data in return for the Company’s participation. The Company participated on a paid basis in the 2013 Banking Compensation Survey Report conducted by PM&P for the New York Bankers Association and the 2013 CompData Survey for the Northeast Region.

In addition, on a periodic basis, the Board of Directors compares the Company’s operating results and market performance to the commercial banking industry as a whole, all banking companies in the New York metropolitan area, all banking companies of similar size nationwide, and selected regional competitors. The Compensation Committee uses this information to evaluate the reasonableness of its compensation to named executive officers.

The Compensation Committee does not apply benchmarking information in a formulaic manner to determine the compensation of its named executive officers. Rather, the peer group and survey information represents one of several factors that the Compensation Committee considers in its qualitative approach to making compensation decisions.

Compensation Program Elements

The Compensation Committee endeavors to achieve a balance between short- and long-term compensation and uses a mix of cash and equity to compensate its executives. Elements of compensation include base salary; cash bonus; stock options; and the opportunity to participate in a voluntary, defined contribution plan, with respect to which the Company provides partial matching contributions. The Compensation Committee evaluates each element of compensation to align with the overall compensation philosophy and strategy.

Element	Purpose	Performance Orientation
Base Salary	Provide competitive, fixed compensation to attract and retain qualified, talented executives.	Adjustments to base salary reflect the individual’s overall performance, as well as contribution to the Company.
Annual Cash Bonus (Executive Incentive Program)	Encourage and reward annual financial, operatonal and strategic successes at the Company.	The entire bonus is performance-based.
Stock Options	Encourage named executive officers to focus on the long-term performance of the Company; link a named executive officer’s incentives to shareholders’ interests in increasing shareholder value.
The potential appreciation in our stock price above the exercise price for stock options motivates our named executive officers to build shareholder value as the individual only realizes value from the stock option if the stock price appreciates.

Retirement Benefits	Bolster retention of employees, including our named executive officers, by rewarding tenure of service to the Company by providing a source of income upon retirement.	Not intended to be performance-based.
Executive Perquisites	Provide a competitive total compensation arrangement.	Not intended to be performance-based.
Severance; Change of Control Employment Agreements
Attract and retain qualified named executive officers; change of control agreements provide an incentive for the Company’s named executive officers to continue to help successfully execute a change of control transaction.
Not intended to be performance-based.

Base Salary

Base salary represents the annual salary paid to each named executive officer. The Compensation Committee determines an individual’s base salary based on the nature of the position. In making such determination, the Compensation Committee utilizes a number of factors including responsibilities of the position, regional salary surveys, peer group results, industry guidelines, and regional economic conditions. See “2013 Decisions” on pages 22 to 23 and “Role of Market Data/External Comparisons” on page 18.

Annual Cash Bonus (Executive Incentive Program)

The Company maintains the EIP, which provides for cash bonus rewards to executive officers for individual and Company performance during the course of the year.   The EIP’s objectives are to:

•	Reward performance that supports the Company’s short- and long-term performance results.

•	Attract, retain and motivate executives with long-term business perspective.

•	Encourage a strategic perspective and team orientation.

•	Balance performance goals and incentives with appropriate risk management objectives.

In addition to the items disclosed under “Executive Summary” on pages 14 to15, the Compensation Committee considered the success of each named executive officer in achieving his goals in 2013 for each of the following performance measures.  Each performance measure is assigned a weight, which represents the percentage of an executive’s cash bonus attributable to that performance measure.

•	Chief Executive Officer
Performance Measure	Weight
Net income	50%
Efficiency ratio: improvement by year-end	20%
OCC Formal Agreement: progress towards terminating the Agreement by year-end	10%
Customer/investor relationships: build key relationships	10%
Credit quality: continued improvement	10%

•	Chief Financial Officer
Performance Measure	Weight
Net income	75%
Expense reduction: reduction in absolute level and resulting efficiency ratio	10%
Public disclosures: improve reporting and processes	5%
Investment portfolio: optimize portfolio	5%
Allowance for loan losses: implementation of automated system	5%

•	Operating Officer
Performance Measure	Weight
Net income	75%
Demand deposit growth: as established in 2013 budget	15%
Non-interest income growth: as established in 2013 budget	5%
Expense reduction: reduction in absolute level and resulting efficiency ratio	5%

•	Chief Credit Officer
Performance Measure	Weight
Net income	65%
Credit metrics: improvement in all measures of non-performing and delinquent loans	20%
Allowance for loan losses: implementation of automated system	10%
OCC Formal Agreement: resolution of matters requiring attention	5%

•	Chief Lending Officer
Performance Measure	Weight
Net income	65%
Gross commercial loan production: as established in 2013 budget	20%
Early delinquency levels: as established in 2013 budget	10%
Enhancement of lending procedures and protocols	5%

Each named executive officer who participates in the EIP has an incentive target that is determined based on his role and which is approved by the Compensation Committee, or the Board of Directors with respect to the CEO.  For 2013, the nominal incentive targets were determined to be 50% of annual base salary for the CEO and 30% of annual base salary for each of the other named executive officers.  Named executive officers can earn from 50% to 175% of their stated incentive target based on performance as measured against pre-established goals, as well as subjective assessments made by the Compensation Committee.  The CEO can earn up to 200% of his stated incentive target.  As permitted under the EIP, the Compensation Committee, and the Board of Directors with respect to the CEO, increased cash incentive awards to each of the named executive officers, as appropriate, after considering additional subjective criteria.  Cash incentives are determined and paid after the end of the fiscal year on which they are based. Messrs. Bluver, Finneran, Filipo, Gay and Orsino each received an incentive bonus under the EIP with respect to 2013.  See “2013 Decisions” on pages 22 to 23 and the “Summary Compensation Table” on page 26.

The Compensation Committee approved a guaranteed minimum bonus for Mr. Gay in 2013 as an inducement to join the Company.  This was a one-time contractual agreement with Mr. Gay.  The Compensation Committee did not extend Mr. Gay’s minimum guaranteed bonus nor does the Committee intend to provide for guaranteed bonuses to named executive officers on an ongoing basis.

Stock Options

Each year, the Compensation Committee considers grants of stock options for named executive officers.  If the Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan is approved by shareholders, it is the intent of the Compensation Committee that it will consider grants of restricted stock for named executive officers.  See Proposal 3 below, “Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan.”  Stock options and restricted stock awards are intended to align the interests of the individuals receiving grants with the interests of the Company’s shareholders. These equity awards provide for financial gain derived from the potential appreciation in stock price.  In addition, equity awards have an employee retentive power.  Further, stock options and restricted stock awards are long-term performance instruments which effectively balance our total compensation program, including the balance between fixed and variable compensation, as well as the balance of short- and long-term incentives. Our historical practice was to grant stock options for annual performance prior to the next ensuing annual meeting of shareholders occurring after the year end for which the grant was to be made.  In 2014, the Compensation Committee will consider the grant of equity awards to named executive officers for 2013 performance after the 2014 annual meeting of shareholders so as to afford the Compensation Committee the ability to grant restricted stock awards if Proposal 3 is passed by shareholders.  No decision has yet been made whether or to what extent any equity awards will be granted.  In addition to our annual granting practices, the Compensation Committee also approved grants, as appropriate, for new hires and other special circumstances.

For specific grants to named executive officers, the Compensation Committee considers a variety of factors, including:

•	Individual performance and future potential of the executive.
•	Market data related to long-term incentives.
•	The overall size of the equity grant pool.
•	Award value relative to other Company executives.
•	The value of previous grants and amount of outstanding unvested equity awards.
•	The recommendations of the Chief Executive Officer, other than in connection with grants to the Chief Executive Officer.

Messrs. Bluver, Finneran, Gay and Orsino were each granted options in 2013 with a grant price equal to the fair market value of the Common Stock on the date of grant and a term of ten years, vesting over the first three years of the term.  Mr. Gay was granted options in connection with the commencement of his employment in 2013.  Messrs. Finneran and Orsino were granted options in recognition of their successful individual performance in 2012.  Mr. Bluver was granted options after consultation with PM&P and in recognition of his performance and leadership since being appointed Chief Executive Officer in 2011.  See “2013 Decisions” on pages 22 to 23 and “Grants of Plan-Based Awards” on page 27.

Retirement Benefits

The Company’s defined benefit pension plan was frozen as of December 31, 2012.  The plan was structured to reward tenure of service with the Company by providing a source of income upon retirement. For a description of the defined benefit pension plan and a quantification of the benefits accrued by the named executive officers, please see the section titled “Compensation Pursuant To Pension and Retirement Plans” on page 29.

The Company’s defined contribution plan provides the named executive officers with the opportunity to further augment income in retirement. It is offered in the form of a 401(k) plan on the same terms as are available to all employees of the Company that have at least one-half month of service, and who worked at least 40 hours. Those terms include contributions up to legal limits established by the Internal Revenue Service. Contributions may be matched at fifty percent up to six percent of salary and cash bonus.

The Company also provides executives with the opportunity to defer income, including base salary and annual bonuses. Because these funds represent income already earned, there is no vesting period. Deferrals are not matched. The executive becomes a general creditor of the subsidiary bank, and the deferral accrues interest at a rate tied to the prime interest rate as of December 31 of the prior year as published in the Wall Street Journal, currently prime minus one percent.

Executive Perquisites

Executive perquisites are not a significant component of the Company’s executive compensation program; the Company limits the use of perquisites among eligible executives. Named executive officers are generally eligible for personal use of Company automobiles or an automobile allowance, and life insurance coverage on the same terms as are available to all employees; however, none of the named executive officers received perquisites and personal benefits from the Company in excess of $10,000 during 2013.

Severance

Each of our named executive officers is eligible to participate in the Bank’s Severance Policy, which provides that, upon certain qualifying terminations of employment, the named executive officer is eligible to receive a lump sum severance payment equal to his or her weekly base salary multiplied by the number of full or partial years of service with the Company or the Bank, as applicable, up to a maximum of fifty-two weeks of base salary (with such severance payment subject to the execution and non-revocation of a release of claims).

For a quantification of these severance benefits, please see the subsection titled “Termination of Employment Without Cause” under the section “2013 Potential Payments Upon Termination of Employment or Change of Control,” below.

Change of Control Employment Agreements

Pursuant to Change of Control Employment Agreements, each of the named executive officers is entitled to receive severance payments and other benefits in the event of a qualifying termination of the executive’s employment following a change of control of the Company. These arrangements are customary in our industry and are intended to attract and retain qualified executives that could have other job alternatives that may appear to them to be less uncertain absent these arrangements. In addition, the Company believes that these arrangements provide an incentive for the Company’s named executive officers to continue to help successfully execute a transaction involving a change of control of the Company from its early stages until closing and thereafter. For a description and quantification of these change of control benefits, please see the section titled “2013 Potential Payments Upon Termination of Employment or Change of Control” on pages 29 to 31.

2013 Decisions

For 2013, the Company made the following executive compensation decisions for its named executive officers.  Compensation decisions were made in a holistic manner, considering objective and subjective factors.  These factors included, but were not limited to, the Company’s compensation philosophy, underlying compensation objectives, individual executive performance, established programs, and benchmarking information where appropriate.

Compensation Decisions Regarding Howard C. Bluver; Director, President and Chief Executive Officer

•	Awarded Mr. Bluver a 3% merit increase to base salary effective January 2013. Thereafter, Mr. Bluver’s base salary was increased by $55,000 effective June 1, 2013 commensurate with the elimination of Mr. Bluver’s annual retainer for serving on the Board of Directors. In consultation with PM&P, the Compensation Committee recommended to the Board that Mr. Bluver not receive fees for service on the Board as is consistent with best market practice. See the section titled “Directors’ Compensation” on pages 31 to 33.

•	Awarded a 2013 cash incentive of $500,000 under the EIP. Mr. Bluver’s EIP award is reflective of the Company’s overall achievements in 2013, as set forth under “Executive Summary” on pages 14 to 15, as well as the items disclosed under “Annual Cash Bonus (Executive Incentive Program)” on pages 20 to 21.

•	In recognition of Mr. Bluver’s performance and leadership, as well as the fact that no equity grant had been made to him since 2011, he was awarded a grant of stock options on August 6, 2013 to acquire 20,000 shares of Company Common Stock with a per share exercise price equal to the fair market value of the Common Stock on the date of grant of $18.14 per share, vesting in three equal annual installments on each of the first, second and third anniversaries of the grant date subject to his continued employment.

Compensation Decisions Regarding Brian K. Finneran; Executive Vice President, Chief Financial Officer

•	Awarded Mr. Finneran a 4% merit increase to base salary effective January 2013.

•	Awarded a 2013 cash incentive of $200,000 under the EIP. Mr. Finneran’s EIP award is reflective of the Company’s overall achievements in 2013, as set forth under “Executive Summary” on pages 14 to 15, as well as the items disclosed under “Annual Cash Bonus (Executive Incentive Program)” on pages 20 to 21.

•	In recognition of Mr. Finneran’s performance and contributions for 2012, awarded a grant of stock options on February 4, 2013 to acquire 5,000 shares of Company Common Stock with a per share exercise price equal to the fair market value of the Common Stock on the date of grant of $14.03 per share, vesting in three equal annual installments on each of the first, second and third anniversaries of the grant date subject to his continued employment.

Compensation Decisions Regarding Frank D. Filipo; Executive Vice President, Operating Officer

•	Awarded a 2013 cash incentive of $150,000 under the EIP. Mr. Filipo’s EIP award is reflective of the Company’s overall achievements in 2013, as set forth under “Executive Summary” on pages 14 to 15, as well as the items disclosed under “Annual Cash Bonus (Executive Incentive Program)” on pages 20 to 21.

Compensation Decisions Regarding James P. Gay; Executive Vice President, Chief Credit Officer

On February 19, 2013, the Company extended an offer letter to Mr. Gay establishing the compensation that the Company would pay Mr. Gay for his services as Executive Vice President, Chief Credit Officer.  The key elements include:

•	Annual base salary of $250,000.

•	Initial guaranteed bonus of $75,000 for the 2013 fiscal year.

•	A grant of stock options to acquire 15,000 shares of Company Common Stock with a per share exercise price equal to the fair market value of the Common Stock on the date of grant of $14.42 per share, vesting in three equal annual installments on each of the first, second and third anniversaries of the grant date subject to his continued employment.

Mr. Gay entered into a Change of Control Employment Agreement in 2013 that provides for a minimum level of compensation and benefits during the two-year period immediately following a “change of control” of the Company and provides for severance equal to two times the sum of his base salary and target annual bonus, as well as two years of continued medical and dental benefits in the event that Mr. Gay’s employment is terminated without “cause” or he resigns with “good reason” during the two-year period immediately following a change of control.

The Change of Control Employment Agreement also provides for a reduction of compensation and benefits to Mr. Gay in the event that such reduction would avoid excise taxes under Sections 280G and 4999 of the Internal Revenue Code and result in a better after-tax outcome for Mr. Gay.

In addition to the guaranteed bonus, Mr. Gay also received a cash bonus of $75,000 for 2013 under the EIP.  The rationale for this bonus was the Company’s overall achievements during 2013 while Mr. Gay was employed, as set forth under “Executive Summary” on pages 14 to 15, as well as the items disclosed under “Annual Cash Bonus (Executive Incentive Program)” on pages 20 to 21.

Compensation Decisions Regarding Michael R. Orsino; Executive Vice President, Chief Lending Officer

•	Mr. Orsino received a market adjustment increase to his base salary of 20% effective in January 2013 based on the 2013 Banking Compensation Survey Report conducted by PM&P for the New York Bankers Association and the 2013 CompData Survey for the Northeast Region.

•	Awarded a 2013 cash incentive of $165,000 under the EIP. Mr. Orsino’s EIP award is reflective of the Company’s overall achievements in 2013, as set forth under “Executive Summary” on pages 14 to 15, as well as the items disclosed under “Annual Cash Bonus (Executive Incentive Program)” on pages 20 to 21.

•	In recognition of Mr. Orsino’s performance and contributions for 2012, awarded a grant of stock options on February 4, 2013 to acquire 5,000 shares of Company Common Stock with a per share exercise price equal to the fair market value of the Common Stock on the date of grant of $14.03 per share, vesting in three equal annual installments on each of the first, second and third anniversaries of the grant date subject to his continued employment.

2014 Material Compensation Decisions to Date

Leading up to the filing of this Proxy Statement, the Company made select 2014 decisions regarding compensation for named executive officers.  These decisions were made taking into account, where appropriate, the Company’s compensation philosophy, underlying compensation objectives, established programs, performance and benchmarking information.

•	Base salary increases. Each named executive officer received a merit-based base salary increase in the following amounts, effective March 2014 for Mr. Bluver and effective February 2014 for the other named executive officers: Mr. Bluver, 2.3%; Mr. Finneran, 3.4%; Mr. Filipo, 2.3%; Mr. Gay 3.2% and Mr. Orsino, 8.3%.

•	Incentive target increases under EIP. Mr. Finneran’s and Mr. Orsino’s nominal incentive target bonuses under the EIP were each increased to 50% from 30% of annual base salary.

Other Programs, Policies, and Considerations

Stock Ownership

National banking law requires directors of a national bank to own a qualifying equity interest of common or preferred stock in the national bank or of a company that controls the bank in an amount not less than an aggregate par value of $1,000, an aggregate shareholders’ equity of $1,000, or an aggregate fair market value of $1,000.

Stock Ownership Guidelines
The Company has adopted stock ownership guidelines for its directors and executive officers in order to align the interests of the Company with those of the Company’s shareholders.  The Company deems it important that each director and executive officer have a meaningful financial stake in the Company represented by an investment in the Common Stock.  Within five years of initial election to the Board, or the adoption of the guidelines, whichever is later, a director is expected to hold Common Stock with a fair market value at least equal to one time the then annual board member retainer.  Executive officers are expected to hold stock with a fair market value at least equal to one time the then annual base salary of such executive officer.  The Chief Executive Officer is expected to hold Common Stock with a fair market value at least equal to two times his or hers then annual base salary.  Common Stock in which the individual has a pecuniary interest counts towards the minimum stock ownership requirements.  Examples include shares owned directly by the individual, shares owned jointly with a spouse or family member and restricted stock.  Currently, Chief Executive Officer Bluver owns 32,000 shares of Common Stock.  All of these shares were purchased by Mr. Bluver in open market transactions.  The Compensation Committee decides any issues concerning eligibility of shares toward the minimum stock ownership guidelines.

In addition, in order to facilitate investment in the Company, the Company maintains director and employee stock purchase plans.  Directors may elect to have their fees invested in Common Stock of the Company, purchased in market transactions and without discount, on the day that the fees are paid. All employees are also eligible to have any portion of their income, net of deductions, invested in Common Stock of the Company on the same terms. There is no Company match or premium contribution.

Claw-back Policies

The Company has provisions in its incentive plans with respect to the adjustment or recovery of awards or payments if the relative performance measures upon which they are based are restated or otherwise adjusted in a manner that would have reduced the size of an award or payment.  The Company will comply with any statutory claw-back requirements, including requirements under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”). As of the date of this Proxy Statement, the SEC has not adopted final rules implementing the claw-back provisions under Dodd-Frank.

Tax Matters

Section 162(m) of the Internal Revenue Code generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation’s chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). The Company endeavors to structure its compensation policies to qualify as performance-based under Section 162(m) whenever it is reasonably possible to do so while meeting the Company’s compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards that have already been granted may be non-deductible as a result of Section 162(m).

Accounting Considerations

Our stock-based compensation awards are accounted for under U.S. Generally Accepted Accounting Principles (“GAAP”). GAAP rules require us to calculate the grant date “fair value” of our equity awards using a variety of assumptions.  This calculation is reported in the compensation tables that follow, even though our named executive officers may never realize any value from these awards.  GAAP rules also require companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a recipient is required to render service in exchange for the option award.

Securities Trading Policy

The Company has a securities trading policy whereby directors, officers and employees are not allowed to trade in Company securities while in possession of material, nonpublic information concerning the Company. This policy applies to all of the Company’s directors, officers and employees, including directors, officers and employees of subsidiaries and other affiliates. This policy also applies to information relating to any other company, including our competitors, customers or suppliers, obtained in the course of employment with or by serving as a director, officer or employee of the Company.

Enforcement mechanisms include mandatory trading windows, blackout periods and the preclearance of transactions of directors, officers and specified employees by the Company’s General Counsel to ensure that trading is not based on material, nonpublic information.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the last fiscal year.  The Compensation Discussion and Analysis shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “filed” with the SEC.

Joseph A. Gaviola, Chairman
James E. Danowski
Ramesh N. Shah
John D. Stark, Jr.

Risk Assessment

The Compensation Committee has taken steps in the design of the Company’s compensation programs, including those programs covering our named executive officers, to mitigate the potential of inappropriate risk taking by the Company’s employees. The following represent certain factors that mitigate inappropriate risk taking in our compensation programs:

•	Our compensation program for executives includes a balance of fixed and variable, short- and long-term compensation.

•	The Company offers both debt (non-qualified deferred compensation) and equity (stock options) compensation for executives.

•	The Company has a defensible peer group which it uses as a reference to making compensation decisions.

•	Written annual plan documents are made available to all incentive plan participants.

•	Incentive plans contain a claw-back provision for restatement of earnings, fraud or misconduct.

•	Incentive payouts are made after the year‐end process is completed.

•	The Board has oversight of incentive plans via the Compensation Committee and, where appropriate, the full Board.

•	The incentive bonus plans are subject to annual financial and Sarbanes‐Oxley audits.

•	Incentive bonuses are calculated, independently verified and approved by the CEO.

•	The Compensation Committee approves all stock option grants to executive officers.

Based on the above, the Company has concluded that its compensation policies and practices do not create inappropriate or unintended material risk to the Company as a whole, and that, consequently, our compensation plans do not create risks that are reasonably likely to have a material adverse effect on the Company.

The following table sets forth compensation to the named executive officers for the years ended December 31, 2013, 2012 and 2011:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)(4)(5)(6)	Total
		($)	($)	($)	($)	($)	($)	($)	($)

Howard C. Bluver	2013	409,377	-	n/a	194,800	500,000	-	26,222	1,130,399
President &	2012	347,938	-	n/a	-	261,000	-	42,094	651,032
Chief Executive Officer	2011	-	200,000	n/a	297,500	n/a	-	-	497,500

Brian K. Finneran	2013	289,631	-	n/a	36,800	200,000	-	17,662	544,093
Executive Vice President &	2012	244,462	100,000	n/a	145,800	50,000	-	8,362	548,624
Chief Financial Officer

Frank D. Filipo	2013	250,151	-	n/a	-	150,000	-	13,804	413,955
Executive Vice President &	2012	246,232	-	n/a	150,800	80,000	55,424	10,832	543,288
Operating Officer	2011	214,364	40,000	n/a	-	n/a	102,977	14,743	372,084

James P. Gay (7)	2013	209,604	75,000	n/a	113,550	75,000	-	3,079	476,233
Executive Vice President &
Chief Credit Officer

Michael R. Orsino	2013	237,323	-	n/a	36,800	165,000	-	12,154	451,277
Executive Vice President &	2012	155,385	50,000	n/a	138,600	50,000	-	4,739	398,724
Chief Lending Officer

(1) The amounts included in this column reflect the grant date fair value of stock option awards granted to our named executive officers. The grant date fair value was determined in accordance with FASB ASC Topic 718. The grant date fair value of the stock options is estimated using the Black-Scholes option pricing model. See Note 8 to the consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2013 which lists the assumptions made in valuing these awards.

(2) There was a decrease of $20,097 in pension value for Mr. Filipo in 2013, which, pursuant to SEC rules, is not reflected in the table.

(3) Includes company matching contributions to 401(k) plan for Messrs. Bluver, Finneran, Filipo, and Orsino.

(4) Includes life insurance premiums for each named executive officer and personal use of automobiles owned by the Company for Messrs. Finneran, Filipo and Orsino.

(5) The total of perquisites and personal benefits did not exceed $10,000 for any of the named executive officers.

(6) Includes retainer of $39,000 for services by Mr. Bluver as a Director of the Company in 2012 and $16,250 in 2013. Payment of the annual retainer to the CEO has been eliminated as of June 1, 2013.

(7) Mr. Gay commenced employment with the Company on February 19, 2013.

Grants of Plan-Based Awards

At the annual meeting of shareholders on April 14, 2009, shareholders approved the 2009 Stock Incentive Plan, a successor to the 1999 Stock Option Plan. The Company may grant incentive stock options, non-qualified stock options, and stock appreciation rights under the 2009 Stock Incentive Plan.  At this annual meeting of shareholders, the Company is seeking shareholder approval of the Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan to add restricted stock awards as an equity award available for grant under the Plan.  See Proposal 3 below, “Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan.”

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Howard C. Bluver	08/06/13	n/a	n/a	n/a	n/a	n/a	n/a	n/a	20,000	18.14	194,800
Brian K. Finneran	02/04/13	n/a	n/a	n/a	n/a	n/a	n/a	n/a	5,000	14.03	36,800
Frank D. Filipo	-	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-	-	-
James P. Gay	02/19/13	n/a	n/a	n/a	n/a	n/a	n/a	n/a	15,000	14.42	113,550
Michael R. Orsino	02/04/13	n/a	n/a	n/a	n/a	n/a	n/a	n/a	5,000	14.03	36,800

Under the 2009 Stock Incentive Plan, the Compensation Committee determines the optionee, the number of shares covered by an option, and the per share exercise price of an option, which must equal the fair market value of a share of Common Stock on the grant date. Options may not have a term greater than ten years. The option exercise price may be paid either in cash or by delivery of shares of the Company’s Common Stock, valued at the market price on the date of exercise.  Recent stock option grants vest in three equal annual installments on each of the first, second and third anniversaries of the grant date subject to continued employment.

The following table details outstanding equity awards to named executive officers at fiscal year-end December 31, 2013:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)

Name	Exercisable	Unexercisable	#	($)		(#)	($)	(#)	(#)
Howard C. Bluver	-	50,000 (1)	n/a	10.79	12/30/2021	n/a	n/a	n/a	n/a
	-	20,000 (2)	n/a	18.14	8/6/2023	n/a	n/a	n/a	n/a
Brian K. Finneran	1,667 (3)	3,333 (3)	n/a	14.03	2/4/2023	n/a	n/a	n/a	n/a
	13,334 (4)	6,666 (4)	n/a	13.13	2/3/2022	n/a	n/a	n/a	n/a
Frank D. Filipo	6,667 (5)	13,333 (5)	n/a	13.44	3/29/2022	n/a	n/a	n/a	n/a
	3,000 (6)	-	n/a	31.25	1/19/2015	n/a	n/a	n/a	n/a
	3,000 (7)	-	n/a	34.95	1/23/2016	n/a	n/a	n/a	n/a
	3,000 (8)	-	n/a	32.90	1/29/2017	n/a	n/a	n/a	n/a
	2,000 (9)	-	n/a	31.18	1/28/2018	n/a	n/a	n/a	n/a
	2,000 (10)	-	n/a	28.30	1/20/2019	n/a	n/a	n/a	n/a
James P. Gay	5,000 (11)	10,000 (11)	n/a	14.42	2/19/2023	n/a	n/a	n/a	n/a
Michael R. Orsino	1,667 (12)	3,333 (12)	n/a	14.03	2/4/2023	n/a	n/a	n/a	n/a
	13,334 (13)	6,666 (13)	n/a	12.44	3/9/2022	n/a	n/a	n/a	n/a

(1)Represents a grant on December 30, 2011 of stock options to acquire 50,000 shares of Common Stock vesting in three equal annual installments on each of the third, fourth and fifth anniversaries of the grant date.

(2) Represents a grant on August 6, 2013 of stock options to acquire 20,000 shares of Common Stock vesting in three equal annual installments on each of the first, second and third anniversaries of the grant date.

(3) Represents a portion of a grant on February 4, 2013 of stock options to acquire 5,000 shares of Common Stock. 1,667 options vested on February 4, 2014. Of the remaining  3,333 options; 1,667 vest on February 4, 2015 and 1,666 vest on February 4, 2016.

(4) Represents a portion of a grant on February 3, 2012 of stock options to acquire 20,000 shares of Common Stock. 6,667 options vested on February 3, 2013 and 6,667 options vested on February 3, 2014. The remaining 6,666 options vest on February 3, 2015.

(5) Represents a portion of a grant on March 29, 2012 of stock options to acquire 20,000 shares of Common Stock. 6,667 options vested on March 29, 2013. Of the remaining 13,333 options; 6,667 vest on March 29, 2014 and 6,666 vest on March 29, 2015.

(6) Options vested on January 19, 2006.

(7) Options vested on January 23, 2007.

(8) Options vested on January 29, 2008.

(9) Options vested on January 28, 2009.

(10) Options vested on January 20, 2010.

(11) Represents a portion of a grant on February 19, 2013 of stock options to acquire 15,000 shares of Common Stock. 5,000 options vested on February 19, 2014. Of the remaining 10,000 options; 5,000 vest on February 19, 2015 and 5,000 vest on February 19, 2016.

(12) Represents a portion of a grant on February 4, 2013 of stock options to acquire 5,000 shares of Common Stock. 1,667 options vested on February 4, 2014. Of the remaining  3,333 options; 1,667 vest on February 4, 2015 and 1,666 vest on February 4, 2016.

(13) Represents a portion of a grant on March 9, 2012 of stock options to acquire 20,000 shares of Common Stock. 6,667 options vested on March 9, 2013 and 6,667 options vested on March 9, 2014. The remaining 6,666 options vest on March 9, 2015.

Option Exercises and Stock Vested

In 2013, no option awards held by named executive officers were exercised. 20,001 option awards held by named executive officers vested in 2013.

Compensation Pursuant to Pension and Retirement Plans

The Bank participates in a defined benefit pension plan covering substantially all employees. The Plan was frozen as of December 31, 2012.  Benefits are based on years of service and the employee’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all compensation as reported on form W-2. A participant’s normal retirement benefit is an annual pension benefit commencing on his normal retirement date payable in the normal benefit form in an amount equal to: (1) 1.75 percent of his average annual compensation, multiplied by creditable service up to 35 years; plus (2) 1.25 percent of his average annual compensation, multiplied by creditable service in excess of 35 years up to 5 years; minus (3) 0.49 percent of his final average compensation (up to covered compensation) multiplied by creditable service up to 35 years. The normal benefit form is payable as a single life pension with 60 payments guaranteed. An employee became a participant in the Plan on the 1st of the month which coincided with or next following the completion of 12 months of eligible service and attainment of age 21. There are a number of optional forms of benefit available to the participants, all of which are adjusted actuarially. Participants are eligible for early retirement under the Plan upon obtaining age 55. Early retirement benefits are determined by reducing the basic benefit by 3 percent per annum and reducing the offset benefit by 6 percent per annum. Mr. Filipo is eligible for early retirement under the Plan. The following table details pension benefits earned as of December 31, 2013:

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
		(#)	($)	($)

Howard C. Bluver	The Suffolk County National Bank Pension Plan	0.0	-	-

Brian K. Finneran	The Suffolk County National Bank Pension Plan	0.0	-	-

Frank D. Filipo	The Suffolk County National Bank Pension Plan	11.25	433,432	-

James P. Gay	The Suffolk County National Bank Pension Plan	0.0	-	-

Michael R. Orsino	The Suffolk County National Bank Pension Plan	0.0	-	-

(1) The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2013.

Deferred Compensation Plan

There are no non-qualified defined-contribution plans (e.g., an excess plan) at the Company in which named executive officers participate.

2013 Potential Payments Upon Termination of Employment or Change of Control

Termination of Employment Without “Cause” or For “Good Reason” in Connection With a “Change of Control”

As of December 31, 2013, the Company had entered into change of control agreements with each of the named executive officers that generally provide for certain benefits in the event that the Company terminates the executive’s employment without cause or if the executive terminates employment for good reason within three years (two years for Messrs. Gay and Orsino) of a “change of control” of the Company.

For the purposes of these agreements, the Company generally defines a change of control as follows:

1)	The acquisition by any individual, entity or group of beneficial ownership of 20 percent or more of outstanding shares of Common Stock of the Company, subject to customary exceptions;

2)	Individuals who constitute the Board cease for any reason to constitute at least a majority of the Board;
3)	Consummation of a reorganization, merger or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, subject to customary exceptions; or
4)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Messrs. Bluver, Finneran and Filipo are each party to a Change of Control Employment Agreement that provides for a minimum level of compensation and benefits during the three-year period immediately following a “change of control” of the Company and provides for severance equal to three times the sum of his base salary and target annual bonus, as well as three years of continued medical and dental benefits in the event that the executive’s employment is terminated without “cause” or he resigns with “good reason” during the three-year period immediately following a change of control.

Messrs. Gay and Orsino are each party to a Change of Control Employment Agreement that provides for a minimum level of compensation and benefits during the two-year period immediately following a “change of control” of the Company and provides for severance equal to two times the sum of his base salary and target annual bonus, as well as two years of continued medical and dental benefits in the event that the executive’s employment is terminated without “cause” or he resigns with “good reason” during the two-year period immediately following a change of control.

In the event of a change of control of the Company, all outstanding, unvested stock options immediately vest and become exercisable pursuant to the terms of the Company’s equity compensation plans.

The agreements do not provide for tax “gross-ups.” If the employee were subject to the golden parachute excise tax under Internal Revenue Code Section 280G, payments and benefits payable under the agreement will be reduced to an amount that is $1 less than such amount that would cause the excise tax, or the executive will have the opportunity to pay the excise tax themselves; the option that places the executive in the best, after-tax position will be employed.

Termination of Employment Without “Cause”

Each of our named executive officers is eligible to participate in the Bank’s Severance Policy, which provides that, upon certain qualifying terminations of employment, the named executive officer is eligible to receive a lump sum severance payment equal to his weekly base salary multiplied by the number of full or partial years of service with the Company or the Bank, as applicable, up to a maximum of fifty-two weeks of base salary (subject to the execution and non-revocation of a release of claims).   In the event of a qualifying termination of employment, and assuming the event occurred as of December 31, 2013, Mr. Bluver would be entitled to a lump sum severance payment equal to $16,369, Mr. Finneran would be entitled to a lump sum severance payment equal to $10,665, Mr. Filipo would be entitled to a lump sum severance payment equal to $59,058, Mr. Gay would be entitled to a lump sum severance payment of $4,149 and Mr. Orsino would be entitled to a lump sum severance payment equal to $8,384.

Following is a summary of the maximum possible benefit to the five named executive officers, assuming a termination of employment on December 31, 2013, immediately following a change in control of the Company:

POTENTIAL COST OF CHANGE OF CONTROL AGREEMENTS
Name	Cash Severance Value (1)	Pro-rata Bonus (2)	Benefits Continuation (3)	Equity Acceleration (4)	280G Scaleback(5) (If applicable)	Total
	($)	($)	($)	($)	($)	($)

Howard C. Bluver	$1,912,500	$212,500	$-	$553,700	$(600,370)	$2,078,330
Brian K. Finneran	1,131,000	87,000	1,304	136,122	(362,418)	993,008
Frank D. Filipo	975,590	75,045	50,344	98,138	-	1,199,117
James P. Gay	650,000	75,000	33,563	95,700	(5,868)	848,395
Michael R. Orsino	624,000	72,000	33,531	145,322	(127,676)	747,177

(1) Multiple of base salary and target bonus, payable in a lump sum.

(2) Pro-rated target bonus for 2013; reflects a full year.

(3) Reflects the annual cost to the Company for three years of continued medical and dental benefits (two years for Messrs. Gay and Orsino).

(4) In the event of a change in control of the Company, all outstanding, unvested stock options immediately vest and become exercisable under the terms of the Company’s equity compensation plans.  Executives would receive an additional year to exercise outstanding stock options upon termination due to a change in control; however, for purposes of the calculation, we assume a cash out of all outstanding stock options at the time of the termination. Calculation uses closing Common Stock price on December 31, 2013 of $20.80 per share.

(5) The highest marginal tax rate (8.82%) was used when calculating the potential 280G impact.

Directors’ Compensation

In May 2013, the Compensation Committee engaged PM&P to perform a competitive market analysis of the Board’s compensation.  The analysis included a review of the Board’s structure, components of Board compensation and comparison to peer.  The objective of the analysis was for PM&P to share best and emerging practices in director compensation and to provide a basis for discussion regarding potential changes to director compensation.  The Compensation Committee desired to ensure competitive market compensation for the Board. The Board last received an increase in the annual retainer in 2009. After considering the analysis, on the recommendation of the Compensation Committee, the Board of Directors approved, effective June 1, 2013, an increase of its annual retainer to $55,000 per director, elimination of the annual retainer for the Company’s CEO and to increase the annual retainer paid to the Audit Committee Chairman to $15,000.  In addition, the Board approved an increase to the Chairman’s annual retainer to $125,000. The Compensation Committee recommended, and the Board agreed, not to pay annual retainers for the Compensation and Nominating & Governance Committee Chairmen.

On recommendation of the Compensation Committee, the Board of Directors also decided to grant, effective August 6, 2013, each non-management director an option to acquire 5,000 shares of Common Stock equal to the fair market value on the date of grant of $18.14 per share, vesting in equal three annual installments on each of the first, second and third anniversaries of the grant subject to continued service as a director. The Board deemed it appropriate to recognize the Board for its guidance and increased commitment in leading the Company in its return to profitability and enhanced financial stability.

Directors’ Fees and Retainers

For 2013, our directors (other than Mr. Gaviola and Mr. Bluver) received the following retainers and fees.

For the period January 1, 2013 through May 31, 2013:

•	Annual retainer of $39,000, payable monthly, to include attendance at 12 regular meetings of the Board, one organizational meeting of the Board, the annual meeting of shareholders, all other committee meetings as assigned, and any special meetings that the Board deems necessary.

•	An annual retainer of $4,000, payable monthly, for service on the Audit Committee to reflect the additional work, responsibility, and liability.

•	An annual retainer of $6,000, payable monthly, for the Chairman of the Audit Committee to reflect the still greater responsibility and work of that position.

•	A monthly retainer of $1,000 for weekly service on the Loan Committee to reflect the additional time commitment required.

For the period June 1, 2013 through December 31, 2013:

•	Annual retainer of $55,000, payable monthly, to include attendance at 12 regular meetings of the Board, one organizational meeting of the Board, the annual meeting of shareholders, all other committee meetings as assigned, and any special meetings that the Board deems necessary.

•	An annual retainer of $4,000, payable monthly, for service on the Audit Committee to reflect the additional work, responsibility, and liability.

•	An annual retainer of $11,000, payable monthly, for the Chairman of the Audit Committee to reflect the still greater responsibility and work of that position.

•	A monthly retainer of $1,000 for weekly service on the Loan Committee to reflect the additional time commitment required.

For the period January 1, 2013 through May 31, 2013, Mr. Gaviola received an annual retainer of $100,000, payable monthly, in recognition of his increased responsibilities and time commitment as Chairman and the additional work and time devoted to being on-site to monitor progress in fulfilling conditions of the Company’s Formal Agreement with the Office of the Comptroller of the Currency.  Mr. Gaviola’s annual retainer was increased to $125,000 effective June 1, 2013.  He also receives an annual travel allowance of $10,000, payable monthly, as reimbursement for travel and commuting on behalf of the Company.

Up until May 31, 2013, Mr. Bluver received an annual retainer of $55,000, payable monthly, for service as a director of the Company.  Effective June 1, 2013, in line with market practice, as recommended by PM&P in connection with its analysis of director compensation, this payment was eliminated.  Simultaneously with the elimination of Mr. Bluver’s annual board retainer, the Board increased Mr. Bluver’s base salary by the equivalent amount.  Mr. Bluver receives no other fees for service as a director.

All retainers would be recovered from any director who attended less than 75 percent of the board meetings or meetings of any committee to which he or she had been assigned.

Deferred Compensation

The Company maintains a Directors’ Deferred Compensation Plan, under which a director may defer receipt of his fees as a director of the Bank until retirement or age 72, termination of service, or death. The deferral accrues interest at a rate tied to the prime interest rate as of December 31 of the prior year as published in the Wall Street Journal, currently prime minus one percent.

Director Stock Purchase Plan

The Company seeks to help directors to make a substantial investment in the Company’s Common Stock through a Director Stock Purchase Plan wherein directors may elect to have their fees invested in Common Stock of the Company, purchased in market transactions and without discount, on the day that the fees are paid. Two directors participated in the plan during 2013, investing a total of $20,176 in 1,373 shares. These investments were made directly from the directors’ cash fees after taxes without deferral of income for purposes of taxes, and represent an investment of personal funds by these directors.

The following table details compensation paid to directors during the year ending December 31, 2013:

DIRECTORS' COMPENSATION
Name (1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
	($)	($)	($)	($)	($)	($)

Howard C. Bluver (4)	16,250	n/a	194,800	n/a	n/a	211,050
Steven M. Cohen	48,333	n/a	48,700	n/a	45	97,078
James E. Danowski (5)	52,333	n/a	48,700	n/a	45	101,078
Joseph A. Gaviola (6)	124,583	n/a	48,700	n/a	45	173,328
Edgar F. Goodale (7)	60,333	n/a	48,700	n/a	45	109,078
David A. Kandell (5)	61,250	n/a	48,700	n/a	45	109,995
Terence X. Meyer (7)	60,333	n/a	48,700	n/a	45	109,078
Susan V.B. O'Shea (8)	13,000	n/a	n/a	n/a	n/a	13,000
Ramesh N. Shah (9)	41,833	n/a	48,700	n/a	45	90,578
John D. Stark, Jr.	48,333	n/a	48,700	n/a	45	97,078

(1) No director who is not also an employee standing for election or continuing in office participates in a pension plan provided for or affiliated with the Company.

(2) The amounts included in this column reflect the grant date fair value of stock option awards granted to our directors. The grant date fair value was determined in accordance with FASB ASC Topic 718. The grant date fair value of the stock options is estimated using the Black-Scholes option pricing model. See Note 8 to the consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2013 which lists the assumptions made in valuing these awards.

(3) Includes life insurance of $25,000 per non-management director at a premium of $45 per annum.

(4) Payment of the annual retainer to the CEO was eliminated as of June 1, 2013.

(5) James E. Danowski was assigned additional duties as a member of the Audit Committee for an additional stipend of $333 per month and David A. Kandell was assigned additional duties as Chairman of the Audit Committee for an additional stipend of $833 per month from January through May and a stipend of $1,250 per month from June through December 2013.

(6) In lieu of all other director fees, Mr. Gaviola receives an annual retainer of $125,000 ($100,000 from January 2013 through May 2013) and a $10,000 annual travel allowance.

(7) Edgar F. Goodale and Terence X. Meyer were assigned weekly duties as members of the Loan Committee for an additional stipend of $1,000 per month.

(8) Susan V. B. O'Shea resigned from the Board on May 20, 2013.

(9) Mr. Shah was appointed to the Board in March 27, 2013.

PROPOSAL 2
ADVISORY, NON-BINDING RESOLUTION TO APPROVE 2013 EXECUTIVE COMPENSATION

We describe this item as an advisory vote on executive compensation, but it is more commonly known as a “say-on-pay” vote.  Under this item, our shareholders will have an opportunity to approve, on an advisory, non-binding basis, the compensation of our Chief Executive Officer and the other named executive officers named in the “Summary Compensation Table” of this Proxy Statement on page 26. The “Summary Compensation Table” provides a snapshot of the compensation paid or granted to our named executive officers in 2013.

What does it mean to have a “say-on-pay” advisory vote?

This item is an advisory, non-binding vote, which means that it will not bind the Company or our Board. We will disclose how many shareholders voted “For” the resolution, how many voted “Against” the resolution and how many abstained from voting. At the annual meeting of shareholders of the Company held on April 12, 2011, as recommended by the Company’s Board of Directors, the Company’s shareholders approved, on an advisory basis, that the Company’s future advisory “say-on-pay” votes should be held once every year. Consistent with its recommendation and the shareholder vote, the Company’s Board of Directors has determined that it will hold an advisory vote on executive compensation once every year, until the next shareholder vote on say-on-pay frequency.

We cannot predict what actions the Company’s Board of Directors will take, if any, in response to this vote. We believe that the complex interplay between performance, risk management, succession planning, and compensation should not require material changes based solely on the results of an “up or down” vote.

Due to its broad nature, the outcome of a “say-on-pay” vote does not convey nuanced information about the shareholders’ views about the compensation of individual executives, the different elements of our compensation program, or the choices our Compensation Committee makes during a year. This does not mean that a “say-on-pay” vote is without value, however.

We believe that open lines of communication among the Company’s Board of Directors, executive management, and our shareholders serve as the foundation for good corporate governance and responsible stewardship. We welcome opportunities to reach an increasingly diverse shareholder base. This vote may assist us in our ongoing engagement and outreach efforts, as we continue to serve our core constituencies of shareholders, customers, employees, and communities.

Where can I find more information on executive compensation at Suffolk Bancorp?

The Company’s executive compensation program and the compensation awarded under that program are described in the Compensation Discussion and Analysis section, the compensation tables, and the related disclosure contained in this Proxy Statement. Please see pages 14 through 31. The Board of Directors believes that the compensation arrangements for its named executive officers are fair and balanced.

The Board of Directors recommends a vote FOR the following advisory resolution:

“Resolved, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers for 2013, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

PROPOSAL 3
AMENDED AND RESTATED SUFFOLK BANCORP 2009 STOCK INCENTIVE PLAN

In February 2014, the Board of Directors adopted, subject to shareholder approval, the Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan (the "Amended 2009 Plan"). The Amended 2009 Plan is an amendment and restatement of the Suffolk Bancorp 2009 Stock Incentive Plan (the "2009 Plan") that expands the types of equity compensation awards that the Company can make to its employees and directors. Under the 2009 Plan, the Company could only award options and stock appreciation rights (“SARs”).  Under the Amended 2009 Plan, the Company can award options, SARs and restricted stock.  Other than enabling the Company to grant restricted stock and extending the term of the plan through February 26, 2024, there are no other substantive differences between the 2009 Plan and the Amended 2009 Plan.  The Amended 2009 Plan does not increase the number of shares of Common Stock available for awards.

In September 2013, the Compensation Committee engaged PM&P to assist it in its review of the Company’s equity award program with the objective of amending the 2009 Plan to expand the types of equity awards available under the 2009 Plan.  The review entailed, among other things, an analysis of the various equity instruments utilized in the market, the advantages and disadvantages of the different instruments, design practices of the Company’s peer group and alternative frameworks for the Company’s 2009 Plan.  As a result of that engagement, the Compensation Committee recommended to the Board, and the Board approved, an amendment to the 2009 Plan to include restricted stock as an equity instrument available for grant.

The Company believes that appropriate equity incentives are critical to attracting and retaining the best employees in its industry. The approval of this proposal will better enable the Company to continue to provide such incentives. The addition of restricted stock will foster employees’ ownership orientation of the Company, align the interests of employees with the Company’s shareholders and further promote employee retention.  The Amended 2009 Plan offers the Company additional flexibility in the types of equity awards available for award.

The 2009 Plan is currently scheduled to expire on February 23, 2019. The Amended 2009 Plan provides that, if the shareholders approve the Amended 2009 Plan at this meeting, the Amended 2009 Plan will expire on February 26, 2024.

Promotion of Good Compensation Practices

The Amended 2009 Plan is designed to reinforce the alignment between equity compensation arrangements for officers, employees and directors and shareholders’ interests and, as highlighted below, includes a number of provisions that the Company believes represent best practices.

No Discounted Stock Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.

No “Repricing” without Shareholder Approval. The Company may not, without the approval of shareholders, (i) reduce the exercise price of an outstanding stock option or the grant price of an outstanding SAR or (ii) cancel and re-grant an outstanding option or SAR or exchange such option or SAR for either cash or a new award with a lower (or no) exercise price when the exercise price of such option or the grant price of such SAR is above the fair market value of a share of Common Stock.

No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the Amended 2009 Plan can be automatically replenished.

No Dividends on Unearned Performance Awards. The Amended 2009 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards until the performance conditions have been satisfied, although dividends and dividend equivalents may accrue subject to satisfaction of such performance conditions.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee.

Summary of the Amended 2009 Plan

The following is a summary of the material terms of the Amended 2009 Plan. It is qualified in its entirety by the specific language of the Amended 2009 Plan, a copy of which is annexed to this Proxy Statement as Appendix 1.

Purpose

The purpose of the Amended 2009 Plan is to promote the best interests of the Company and its shareholders by providing a method for attracting and retaining employees and directors, allowing employees and directors to acquire and maintain equity ownership in Common Stock and motivating such persons to achieve long-range goals and objectives.

Administration

The Amended 2009 Plan is administered by the Compensation Committee (the “Committee”) which is comprised entirely of independent directors. Subject to governing law and the provisions of the Amended 2009 Plan, the Committee is responsible for interpreting all provisions of the Amended 2009 Plan, to determine the number of shares subject to each award, to determine the terms and conditions of each award and to prescribe the form of any instrument evidencing each award.  Subject to governing law and the terms of the Amended 2009 Plan, the Committee may delegate the authority granted to it under the Amended 2009 Plan.

Company Stock Subject to the Amended 2009 Plan

The maximum number of shares of the Company’s Common Stock that may be issued pursuant to options, SARs and restricted stock granted under the Amended 2009 Plan is 500,000. The maximum number of shares that may be issued pursuant to incentive stock options granted under the plan is 500,000. No individual participant may be granted options and SARs under the plan relating to more than 20,000 shares during any calendar year. No individual participant may be granted more than 20,000 shares of restricted stock during any calendar year. The Committee will adjust these maximums, and the number of shares that may be issued in exercise of awards granted under the plan, in certain specified circumstances such as stock splits, mergers, and other transactions.  If awards granted under the Amended 2009 Plan cease to be exercisable, expire, lapse or are forfeited or canceled, the shares subject to such expired, lapsed, forfeited or cancelled awards will then be available again for grant under the Amended 2009 Plan.  As of March 11, 2014, 224,834 shares were subject to outstanding options and 268,499 shares were available for future grants, for a combined total of 493,333 shares. As of March 11, 2014, there were no restricted stock awards outstanding.

Eligibility

Awards may be granted only to a person who, on the effective date of grant, is an employee or director of the Company or a direct or indirect subsidiary of the Company. As of March 11, 2014, approximately 96 key employees and directors would have been eligible to receive grants under the Amended 2009 Plan.

Types of Awards the Company May Issue Under the Plan

The Amended 2009 Plan will allow the Company to grant three types of awards: (1) options to purchase shares of the Company’s Common Stock, (2) related, or “tandem,” stock appreciation rights and (3) shares of restricted stock. Each type of award is described in further detail below. The closing price of a share of the Company’s Common Stock on the NASDAQ on March 11, 2014 was $20.94.

Options and Stock Appreciation Rights. The Amended 2009 Plan enables the Company to grant to participants options to purchase its Common Stock at specified exercise prices. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax law, or “nonqualified stock options,” which are not intended to receive such favorable treatment. Those tax implications are discussed in further detail below in the section entitled, “Federal Income Tax Consequences.”

The 2009 Amended Plan provides that the Committee may determine the exercise price of an option, but the exercise price of any option cannot be less than the fair market value of a share of the Company’s Common Stock on the date of grant. All options the Company grants under the plan will expire no later than ten years from the date the Company grants them.

The methods of exercising an option under the plan are set forth in the plan. Stock options issued under the 2009 Amended Plan are nontransferable except by will or the laws of descent. The Committee will determine the vesting and exercise schedule of options. The granting of an option under the 2009 Amended Plan does not give the participant the rights of a shareholder, and no option will have the right to vote or receive dividends.

In connection with the grant of an option, the plan also enables the Company to grant to the participant a related, or “tandem,” SAR. SARs are granted only in conjunction with a related option and permit the participant to elect to cancel all or any portion of the related option and receive, in settlement of the option or the cancelled portion of the option, an amount in cash, shares of the Company’s Common Stock or a combination of cash and shares with a value equal to (x) the excess, if any, of the fair market value of a share of the Company’s Common Stock on the exercise date over the exercise price of the SAR multiplied by (y) the number of shares with respect to which the SAR is exercised.

SARs may be granted only in conjunction with a related stock option, may be exercised only at such time or times and to the extent that the related option is exercisable, and must have the same exercise price as the related option. SARs will terminate or be forfeited upon the exercise or forfeiture of the related option, and the related option will similarly terminate or be forfeited upon the exercise of the SAR. SARs will expire no later than the expiration date of the related option. SARs issued under the 2009 Amended Plan will not be transferable except by will or the laws of descent. The granting of a SAR under the 2009 Amended Plan does not give the participant the rights of a shareholder, and no SAR will have the right to vote or receive dividends.

Unless otherwise provided in an award agreement, options and SARs issued under the Amended 2009 Plan will be forfeited upon the participant’s termination of employment, except:

•	If a participant dies while employed by the Company or within three months following his or her termination of employment by reason of disability, any option or stock appreciation right held by the participant will remain exercisable, to the extent exercisable as of the date of the participant’s death, until the earlier of (1) the expiration of the original term of the option or stock appreciation right or (2) two years after the participant’s death.

•	If a participant’s employment is terminated by reason of disability (if the participant has not died within three months following such termination of employment), any option or stock appreciation right held by the participant will remain exercisable, to the extent exercisable as of the date of such termination of employment, until the earlier of (1) the expiration of the original term of the option or stock appreciation right or (2) one year after the termination of employment.

•	If a participant’s employment is terminated by reason of “retirement,” or involuntarily other than for “cause” (in each case as defined in the plan), death or disability, any option or stock appreciation right held by the participant will remain exercisable, to the extent exercisable as of the date of such termination of employment, until the earlier of (1) the expiration of the original term of the option or stock appreciation right or (2) three months after the termination of employment.

•	If a participant’s employment is terminated for any reason other than “cause” during the twenty-four month period following a “change in control” (in each case as defined in the plan), any option or stock appreciation right held by the participant will remain exercisable, to the extent exercisable as of the date of such termination of employment, until the earlier of (1) the expiration of the original term of the option or stock appreciation right or (2) one year after the termination of employment.

Restricted Stock Awards. The Committee may grant restricted stock awards which represent shares of the Common Stock that are subject to forfeiture if vesting conditions, generally based upon continued service, are not met ("restricted stock"). Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service are forfeited except in the case of change in control, death or disability. Vesting of outstanding restricted stock will accelerate in the event of a termination of employment due to death or disability. Participants holding restricted stock will generally have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares may, in the sole discretion of the Committee, be issued in the form of additional shares of restricted stock.

Impact of a Change in Control

If a change in control of the Company occurs, all then-outstanding options and SARs shall immediately become fully vested and exercisable and all then outstanding shares of restricted stock shall immediately vest in full.

Duration, Amendment and Termination

The Amended 2009 Plan is effective as of February 26, 2014, subject to and contingent upon approval by at least a majority of the votes cast (in person or represented by proxy) by the Company’s shareholders with respect to this proposal. The plan has a term of ten years. The Company’s Board of Directors, or the Committee, as applicable, may amend, alter, or discontinue the plan or any stock option, SAR or restricted stock previously granted, but no amendment, alteration, or discontinuation may be made that would impair the rights of the holder of a previously granted stock option, SAR or restricted stock without the holder’s consent (with certain limited exceptions). If not earlier terminated, the Amended 2009 Plan will expire on February 26, 2024.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of stock options (both non-qualified and incentive stock options), SARs and restricted stock the Company may grant under the 2009 Amended Plan. The discussion is general in nature; the Company has not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws. The laws governing the tax aspects of awards are highly technical and subject to change.

Non-Qualified Stock Options. The participant will not recognize taxable income at the time of a grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income upon exercise of a nonqualified stock option; the recognized compensation will be equal to the excess of the fair market value of the shares purchased over their exercise price. The Company will generally be entitled to a corresponding deduction upon exercise of a nonqualified stock option.

Incentive Stock Options. The participant will not recognize taxable income at the time of a grant of an incentive stock option.The participant will also not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of (1) two years from the date the option was granted or (2) one year from the date the shares were purchased, any gain or loss arising from disposition of those shares, based on the excess of the amount realized upon the disposition over the original exercise price, will be taxed as a long term capital gain or loss, and the Company will not be entitled to any deduction. If, however, the shares acquired are not held for the period described in the immediately preceding sentence, then in the year of disposition (1) the recipient will recognize compensation taxable as ordinary income equal to the excess of the lesser of (a) the amount realized upon such disposition and (b) the excess of the fair market value of such shares on the date of exercise over the exercise price and (2) the excess of any amount realized in the disposition over the fair market value of the stock on the exercise date will be treated as a capital gain. In the event of an early disposition described in the immediately preceding sentence, the Company will generally be entitled to a deduction equal to the amount of compensation taxable as ordinary income at the time of the disposition.

Stock Appreciation Rights. The recipient will not recognize taxable income at the time of a grant of a stock appreciation right, and the Company will not be entitled to a tax deduction at that time. Upon exercise, however, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of any shares delivered and the amount of cash paid by the company in settlement of the rights, and the Company will generally be entitled to a corresponding deduction at that time.

Restricted Stock. A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

New Plan Benefits

The Committee has not yet determined, and the Company cannot now anticipate, what grants, if any, will be made under the Amended 2009 Plan during fiscal year 2014 if it is approved. The table below sets forth the number of shares of Common Stock underlying stock options granted to specified individuals and groups during fiscal year 2013 under the 2009 Plan.

Howard C. Bluver	20,000
Brian K. Finneran	5,000
Frank D. Filipo	-
James P. Gay	15,000
Michael R. Orsino	5,000
All Executive Officers as a Group	55,000
All Non-Employee Directors as a Group	40,000
All Non-Executive Employees as a Group	16,500

The Board of Directors recommends a vote FOR this proposal, which is Item 3 on the proxy card.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

The Audit Committee recommended, and the Board of Directors has selected, BDO USA, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2014, and recommends that shareholders vote for ratification of the appointment. BDO USA, LLP has audited the Company’s financial statements since 2011. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that the change would be in the best interests of the Company and its shareholders. In the event shareholders vote against ratification, the Board will reconsider its selection.

Representatives of BDO USA, LLP are expected to be present at the annual meeting of the shareholders. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

It is the policy of the Audit Committee that all non-audit services be approved by the Committee prior to engagement, and all such services were so approved. The following aggregate fees were billed by BDO USA, LLP during 2013 and 2012:

AUDIT FEES
	2013	2012
Audit fees (1)	$325,000	$370,800
Audit-related fees (2)	38,520	26,206
Tax fees	-	-
All other fees	-	-
	$363,520	$397,006
(1)  Consists of fees for professional services rendered for the audit of Suffolk’s annual financial statements and review of interim financial statements, and services that are normally provided by Suffolk’s registered independent public accounting firm in connection with statutory and regulatory filings or engagements, work related to section 404 of SOX, consents and audits of subsidiary companie

(2)  Consists of fees billed for the audit of the Suffolk County National Bank 401(k) Savings and Protection Plan and the Suffolk County National Bank Employees’ Retirement Plan.

The Board of Directors recommends a vote FOR this proposal, which is Item 4 on the proxy card.

Delivery of Documents to Security Holders Sharing an Address

Only one Annual Report and Proxy Statement is delivered to two or more shareholders who share an address unless the Company or its agent has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of these documents to shareholders at a shared address to which a single copy was delivered. To request that separate copies of these documents be delivered, shareholders can contact the Company’s registrar and transfer agent by mail at: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York, New York 11219; or by telephone at 1-800-937-5449; or on the Internet at www.amstock.com. You may also contact the Company’s registrar and transfer agent if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the meeting. If any other business should properly come before the meeting, of if there is any meeting adjournment, proxies will be voted in the discretion of the persons named in the proxies.

Date: March 19, 2014

By Order of the Board of Directors

PATRICIA M. SCHAUBECK
Corporate Secretary

APPENDIX 1
AMENDED AND RESTATED SUFFOLK BANCORP 2009 STOCK INCENTIVE PLAN

1.  PURPOSE.  The purpose of the Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan (the “Plan”) is to provide a means by which Suffolk Bancorp (the “Corporation”) may attract and retain persons of ability as employees and directors and motivate such employees and directors to exert their best efforts on behalf of the Corporation and any Subsidiary or Affiliate of the Corporation through the grant of Options, Stock Appreciation Rights and Restricted Stock (together, “Awards”) to eligible employees.  For the purposes of this Plan, the term “Subsidiary” means a subsidiary corporation as defined by Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), and the term “Affiliate” means any entity controlled by, controlling, or under common control with, the Corporation.  This Plan is intended to be a successor to the Corporation’s 1999 Stock Option Plan, which was approved by the stockholders of the Corporation.  Following the date that this Plan is approved by the Corporation’s stockholders, no further awards of any kind shall be granted pursuant to the Corporation’s 1999 Stock Option Plan, it being understood that outstanding awards under the Corporation’s 1999 Stock Option Plan will continue to be settled pursuant to the terms of that plan.

2.  COMMON STOCK SUBJECT TO PLAN.

1.Plan Maximums.  The maximum number of shares of common stock, par value $2.50 per share, of the Corporation (“Common Stock”) that may be delivered to Participants (and their beneficiaries) pursuant to Awards granted under the Plan shall be 500,000.  The maximum number of shares of Common Stock that may be issued pursuant to Options intended to be Incentive Stock Options shall be 500,000.  If any Award granted under the Plan ceases to be exercisable, expires, lapses or is forfeited or canceled, in whole or in part, or any Award is settled for cash, the shares of Common Stock underlying that Award shall again be available for distribution under the Plan.

2.Individual Limits.  No Participant may be granted Options or Stock Appreciation Rights or any combination thereof relating to more than 20,000 shares of Common Stock under the Plan during any calendar year. No Participant may be granted more than 20,000 shares of Restricted Stock under the Plan during any calendar year.

3.Adjustments.  In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Corporation, the Board of Directors of the Corporation (the “Board”) or the Committee shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and the limitations upon Awards contained in Section 2(a) and Section 2(b), in the number and kind of shares of Common Stock or other securities subject to outstanding Awards and the Exercise Price of outstanding Options and Stock Appreciation Rights and/or such other equitable substitutions or adjustments as it may determine to be appropriate in its sole discretion.  In the case of a merger or similar transaction, such adjustments may include the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (in the case of a transaction in which holders of Common Stock receive consideration other than equity securities, any such determination by the Committee or the Board that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such transaction over the Exercise Price shall conclusively be deemed valid).  “Committee” means a committee appointed by the Board which shall consist of two or more non-employee directors meeting the independence requirements of the national securities exchange on which shares of Common Stock are listed, each of whom is intended to be (i) to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and (ii) to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code.

4.Section 409A of the Code.  Notwithstanding the provisions of Section 2(c):  (i) any adjustments to Awards that constitute “deferred compensation” under Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments to Awards that do not constitute “deferred compensation” under Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, such Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder; and (iii) in any event, neither the Board nor the Committee shall have the authority to make any adjustments to Awards to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.

3.  ADMINISTRATION OF THE PLAN.

1.Committee Composition and Authority.  The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board.  Subject to governing law and the Plan, the Committee shall have authority in its discretion to interpret all provisions of the Plan, to determine the number of shares of Common Stock to be covered by each Award granted hereunder, to determine the terms and conditions of any Award, to prescribe the form of any instrument evidencing any Award granted hereunder (in each case, an “Award Agreement”), to adopt, amend and rescind general and special rules and regulations for the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

2.Delegation.  Subject to governing law and the terms of the Plan, the Committee may delegate the authority granted to it under Section 3(a); provided, however, that the Committee may not delegate such authority (i) as to Awards that are made to executives who are considered “insiders” for the purposes of Section 16 of the Exchange Act or (ii) in a manner that would cause an Option or Stock Appreciation Right not to qualify for, or to cease to qualify for, the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, as amended from time to time, or any successor provision thereto.

3.Procedures.  The Committee shall keep minutes of its meetings.  All actions of the Committee shall be taken by a majority of its members.  Any act approved in writing by a majority of the Committee members shall be fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.  Members of the Committee shall be appointed by and shall serve at the pleasure of the Board.  Any vacancies in the membership of the Committee shall be filled by an appointment by the Board.  The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable from time to time and to interpret the terms and provisions of the Plan.

4.  ELIGIBILITY.  Awards under the Plan may be granted to such directors and employees, including officers and directors who are also employees, of the Corporation, a Subsidiary or Affiliate that the Committee deems to be key employees or directors who in the judgment of the Committee are considered important to the future of the Corporation, a Subsidiary or Affiliate (any such individual selected by the Committee to receive an Award, a “Participant”).

5.  OPTIONS AND STOCK APPRECIATION RIGHTS.

1.Types of Options.  An option to purchase shares of Common Stock (an “Option”) may be granted hereunder at such times, in such amounts and, to the extent not inconsistent with the Plan, on such terms as the Committee shall determine.  Options may be granted alone or with a related Stock Appreciation Right and may be of two types:  “Incentive Stock Options,” which are Options designated as, and qualified as, “incentive stock options” within the meaning of Section 422 of the Code, and “Nonqualified Stock Options,” which are Options that are not Incentive Stock Options.  To the extent that any Option is not designated (in the Award Agreement or otherwise) as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option on or subsequent to its Grant Date, it shall constitute a Nonqualified Stock Option.  “Grant Date” means (i) the date on which the Committee by resolution selects a Participant to receive a grant of an Option and determines the number of shares of Common Stock to be subject to such Option, or (ii) such later date as the Committee shall provide in such resolution.

2.Stock Appreciation Rights.  An Award Agreement for any Option may provide the Participant with the right (a “Stock Appreciation Right”), from time to time, to elect to cancel all or any portion of the Option then subject to exercise, in which event the Corporation’s obligation under such Option may be discharged by the issuance or transfer to the Participant of an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Exercise Price of the applicable Stock Appreciation Right, multiplied by (ii) the number of shares of Common Stock in respect of which the Stock Appreciation Right has been exercised.  The Award Agreement for each Stock Appreciation Right shall specify whether payment is to be made in cash or shares of Common Stock or both, or reserve to the Committee or the Participant the right to make that determination prior to or upon exercise of the Stock Appreciation Right.  Stock Appreciation Rights shall be granted only in conjunction with a related Option, shall be exercisable only at such time or times and to the extent that the related Option is exercisable, and shall have the same Exercise Price as the related Option.  A Stock Appreciation Right shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Appreciation Right.  In the event that a Participant exercises a Stock Appreciation Right, the number of shares of Common Stock as to which such Stock Appreciation Right was exercised shall no longer be available for use under the Plan.  Any such Stock Appreciation Right shall expire no later than the expiration of the Term of the related Option.  During the lifetime of the Participant to whom a Stock Appreciation Right is granted, it shall be exercisable only by such Participant.

3.Term.  Each Award Agreement shall specify the period for which an Option is granted (the “Term”) and shall provide that the Option shall expire at the end of such period; provided that in no event shall an Option be exercisable more than 10 years from the Grant Date.

4.Exercise Price.  The exercise price per share of Common Stock subject to an Option (the “Exercise Price”) shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the Exercise Price of an Option shall not be less than 100% of the Fair Market Value on the Grant Date of such Option; and provided, further, that the Exercise Price of an Option which is intended to qualify as an Incentive Stock Option shall comply with the rules for Incentive Stock Options set forth in Section 5(l).

5.Vesting and Exercisability.  Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.  The Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.

6.Termination of Employment.  Unless otherwise provided in the applicable Award Agreement and subject to Section 8, a Participant’s Options and related Stock Appreciation Rights, if any, shall be forfeited upon his or her Termination of Employment, except as set forth below:

(i)            Death.  Upon a Participant’s death (A) while an employee of the Corporation, a Subsidiary or an Affiliate or (B) within three months following his or her Termination of Employment on account of disability, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of such Participant’s death, until the earlier of (x) the expiration of the original Term or (y) two years after such Participant’s death.

(ii)            Disability.  Upon a Participant’s Termination of Employment by reason of the Participant’s disability, if such Participant has not died within the three months following such Termination of Employment, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of Termination of Employment, until the earlier of (A) the expiration of the original Term or (B) one year after such Termination of Employment.

(iii)            Retirement; Involuntary Termination.  Upon a Participant’s Termination of Employment (A) due to “Retirement,” either (1) as defined by the Corporation’s tax-qualified retirement plans or (2) as determined by the Committee in its sole discretion or (B) involuntarily other than for Cause, death or disability, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of such Termination of Employment, until the earlier of (x) the expiration of the original Term and (y) three months after such Termination of Employment.  For purposes of the Plan, a Termination of Employment for “Cause” shall mean a Termination of Employment by reason of a Participant’s commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation, a Subsidiary or an Affiliate, in each case as the Committee may determine in its sole discretion.

(iv)            Change in Control.  Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason other than for Cause during the twenty-four month period following a Change in Control, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of such Termination of Employment, until the earlier of (A) the expiration of the original Term and (B) one year after such Termination of Employment.

(v)            Other Terminations.  If the employment of a Participant to whom an Option or Stock Appreciation Right is granted is terminated for any reason other than those provided in the immediately preceding clauses (i) through (iv), the right to exercise such Option or Stock Appreciation Right, whether vested or unvested, shall terminate on the date on which such Termination of Employment occurs.

7.Payment of Exercise Price upon Exercise.  Options and Stock Appreciation Rights may be exercised, in whole or in part, during the Term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock as to which such Option or Stock Appreciation Right is being exercised.  In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of the number of shares of Common Stock as to which the Option is being exercised multiplied by the Exercise Price) by certified or bank check or such other instrument as the Corporation may accept.  If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Option (based on the Fair Market Value on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already-owned shares of Common Stock of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

8.Rights of Stockholders.  An Option or Stock Appreciation Right shall not entitle the holder thereof to the rights of a stockholder of the Corporation and no Option or Stock Appreciation Right shall have the right to vote or the right to receive any dividends or other distributions.

9.Nontransferability of Options and Stock Appreciation Rights.  No Option shall be transferable other than by a will of a Participant or by the laws of descent and distribution.  During a Participant’s lifetime, an Option shall be exercisable only by the Participant or by the Participant’s attorney-in-fact or conservator, unless such exercise by the attorney-in-fact or conservator would disqualify an Option as an Incentive Stock Option.  A Stock Appreciation Right shall be transferable only with the related Option and only to the extent the Option is transferable pursuant to this Section 5(i).

10.No Dividend Equivalents.  No dividend equivalents may be granted in connection with any Option or Stock Appreciation Right.

11.No Repricing.  Notwithstanding any other provision of this Plan, in no event may any Option or Stock Appreciation Right be amended, other than pursuant to Section 2(c), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation or action is approved by the Corporation’s stockholders.

12.Additional Rules for Incentive Stock Options.  Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Corporation.  Any Option intended to qualify as an Incentive Stock Option shall be subject to the following terms and conditions:

(i)            If the aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock as to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Corporation, any Subsidiary, or parent corporation (within the meaning of Section 424(e) of the Code) (such entities, together, the “ISO Eligible Entities”) exceeds $100,000, such Options shall be deemed Nonqualified Stock Options;

(ii)            If a Participant who is an employee of an ISO Eligible Entity does not remain employed by an ISO Eligible Entity from the time an Incentive Stock Option is granted to such Participant until 3 months prior to the date of exercise of such Incentive Stock Option (or such other period as required by law), such Option shall be treated as a Nonqualified Stock Option; and

(iii)            No Option which is intended to qualify as an Incentive Stock Option may be granted to any Participant who, at the time of such grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, unless (A) the Exercise Price thereof equals no less than 110% of the Fair Market Value on the Grant Date of such Option and (B) the Term of such Option does not exceed five years.

6.  RESTRICTED STOCK.

1.Nature of Award; Certificates.  Shares of “Restricted Stock” are actual shares of Common Stock issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book‑entry registration or issuance of one or more stock certificates.  Any certificate issued for shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions that apply.  The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

2.Terms and Conditions.  Awards of Restricted Stock shall be subject to the following terms and conditions:

(i)            The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of performance goals, or the attainment of performance goals and the continued service of the applicable Participant.

(ii)            Subject to the provisions of the Plan and the applicable Award Agreement, during the restriction period, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber shares of Restricted Stock.

(iii)            If any applicable performance goals are satisfied and the applicable restriction period expires without a prior forfeiture of the shares of Restricted Stock for which legended certificates have been issued, either (A) unlegended certificates for such shares of Common Stock shall be delivered to the Participant upon surrender of the legended certificates, or (B) such shares of Common Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(iv)            Upon a Participant’s Termination of Employment by reason of the Participant’s death or disability, any shares of Restricted Stock held by such Participant immediately shall vest in full and all applicable restrictions shall lapse.  Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the restriction period (other than due to death or disability), all shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock.

3.Rights of Shareholder.  Except as otherwise provided in the applicable Award Agreement, a Participant shall have, as to shares of Restricted Stock, all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends and other distributions; provided, however, that any dividends corresponding to Restricted Stock may, in the sole discretion of the Committee, be issued in the form of cash or additional shares of Restricted Stock.

7.  FAIR MARKET VALUE.  “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the national securities exchange on which shares of Common Stock are traded on the date of measurement, or if shares of Common Stock were not traded on the applicable national securities exchange on such measurement date, then on the next preceding date on which such shares were traded, all as reported by such source as the Committee may select.  If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

8.  CHANGE IN CONTROL.

1.Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, upon a Change in Control (i) all then-outstanding Options and Stock Appreciation Rights immediately shall become fully vested and exercisable, and (ii) all then outstanding shares of Restricted Stock immediately shall vest in full and all applicable restrictions shall lapse.

2.Definition of Change in Control.  For purposes of the Plan, a “Change in Control” shall mean the first to occur of any of the following events:

(i)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 8(b); or

(ii)            Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest for the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)            Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)            Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

3.Section 409A of the Code.  Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 8 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 11(c).

9.  TERM, TERMINATION AND AMENDMENT.

1.Term and Termination.  The Plan will have a term of ten years, and will terminate on the tenth anniversary of the Effective Date.  Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

2.Amendment of Plan.  The Board may amend, alter or discontinue this Plan at any time, but no amendment, alteration or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without the holder’s consent, except such an amendment made to cause the Plan to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules.  In addition, no such amendment shall be made without the approval of the Corporation’s stockholders to the extent such approval is required by applicable law or stock exchange rules.

3.Amendment to Awards.  The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of the holder of any Award theretofore granted without the holder’s consent, except such an amendment made to cause the Plan or an Award to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules.  Notwithstanding the foregoing, no amendment may be made that would cause a payment for any Award to be subject to taxes or penalties imposed pursuant to Section 409A of the Code.

10.  EFFECTIVE DATE.  The Plan initially became effective on February 23, 2009 (the “Effective Date”), and initially was approved by the stockholders of the Corporation on March 13, 2009.  The Plan, as amended and restated, shall be effective as of February 26, 2014, subject to approval by the stockholders of the Corporation.

11.  GENERAL PROVISIONS.

1.Termination of Employment.  For purposes of the Plan, a “Termination of Employment” shall mean, unless otherwise provided in the applicable Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Corporation or any Subsidiary or Affiliate.  Temporary absences from employment because of illness, vacation or leave of absence, and transfers among the Corporation and Subsidiaries and Affiliates, shall not be considered Termination of Employment.  Notwithstanding the foregoing, for any Award that constitutes “nonqualified deferred compensation” under Section 409A of the Code, (i) “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code and (ii) no payment with respect to any such Option or Stock Appreciation Right shall be made on account of a Participant’s Termination of Employment until the date that the Participant experiences a “separation from service” as defined under Section 409A of the Code (or, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, the earlier of (A) the date of the Participant’s death and (B) the date that is six months following the date of the Participant’s “separation from service”).

2.Investment Representation; Compliance with Other Laws and Regulations.  The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof.  The certificates for any such shares of Common Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i)            Listing or approval for listing upon notice of issuance, of such shares on the NASDAQ Stock Market or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)            Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii)            Obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

3.Section 409A of the Code.  It is the intention of the Corporation that no Award shall constitute “deferred compensation” under Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

4.Section 162(m) of the Code.  The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Corporation qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and all such Options or Stock Appreciation Rights, and this Plan, shall be interpreted and operated consistent with that intention.

5.Section 16(b).  The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short‑swing recovery rules of Section 16(b) (“Section 16(b)”) of the Exchange Act.  Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b‑3 promulgated under the Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

6.Awards Valid Notwithstanding Committee Composition.  Any provision of the Plan to the contrary notwithstanding, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance will not affect the validity of any action of the Committee, including without limitation the grant of an Award or any interpretation of the Plan.

7.No Rights to Continued Employment.  The Plan and any Option or Stock Appreciation Right granted under the Plan shall neither confer upon any Participant any right of continued employment by the Corporation or by any Subsidiary or Affiliate, nor shall it interfere in any way with the right of an employer to terminate the Participant’s employment at any time.

8.Effect of the Plan on Other Stock Plans.  Except as otherwise provided in the Plan, the adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees of the Corporation, a Subsidiary, an Affiliate, a parent corporation or any predecessors or successors thereto.

9.Unfunded Status of Plan.  It is presently intended that the Plan constitute an “unfunded” plan for incentive compensation.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

10.Withholding.  No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes as to any Option or Stock Appreciation Right under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld from payment of such amount.  Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, including Common Stock issued in connection with the Option, Stock Appreciation Right or Restricted Stock that gives rise to the withholding requirement.  The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

11.Written Materials; Electronic Documents.  Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

12.Governing Law.  The Plan and all Awards granted, and actions taken, thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

ANNUAL MEETING OF SHAREHOLDERS OF

SUFFOLK BANCORP

April 29 , 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER

Vote online/phone until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and proxy card are available at www.suffolkbancorp.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20333300000000001000 9	042914

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	To approve the advisory, non-binding resolution on 2013 executive compensation.	☐	☐	☐
NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Howard C. Bluver (for a term of three years) O Joseph A. Gaviola (for a term of three years) O John D. Stark, Jr. (for a term of three years)	3.	The approval of the Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan.	☐	☐	☐
			4.	To ratify Board of Directors' appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, 2, 3 AND 4.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●			This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, an executed proxy will be voted "FOR" Proposals 1, 2, 3, and 4.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

ANNUAL MEETING OF SHAREHOLDERS OF

SUFFOLK BANCORP

April 29, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and proxy card
are available at www.suffolkbancorp.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20333300000000001000 9	042914

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	To approve the advisory, non-binding resolution on 2013 executive compensation.	☐	☐	☐
NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Howard C. Bluver (for a term of three years) O Joseph A. Gaviola (for a term of three years) O John D. Stark, Jr. (for a term of three years)	3.	The approval of the Amended and Restated Suffolk Bancorp 2009 Stock Incentive Plan.	☐	☐	☐
			4.	To ratify the Board of Directors' appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, 2, 3 AND 4.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●			This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, an executed proxy will be voted "FOR" Proposals 1, 2, 3, and 4.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SUFFOLK BANCORP

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - April 29, 2014

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoint(s) BRIAN K. FINNERAN and JILL E. ABBATE as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the matters shown on the reverse side in the manner directed, and upon any other matter which may properly come before the meeting, all the shares of common stock of Suffolk Bancorp held of record by the undersigned on March 11, 2014 at the annual meeting of shareholders to be held at 10:00 A.M. on Tuesday, April 29, 2014 at Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York, or any adjournment thereof. The undersigned hereby revokes any proxy previously given.

(Continued and to be signed on the reverse side)